Fourth AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Fourth Amendment to Loan and Security Agreement (this “Amendment”) is dated as of April 23, 2019 and is entered into by and among (a) VERASTEM, INC., a Delaware corporation (“Borrower”), (b) the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (collectively, referred to as “Lender”) and (c) HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent for itself and the Lender (in such capacity, the “Agent”).  Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).

Recitals

A. Borrower, Agent and Lender have entered into that certain Loan and Security Agreement dated as of March 21, 2017, among Borrower, Agent and Lender, as amended by that certain First Amendment to Loan and Security Agreement dated as of January 4, 2018 among Borrower, Agent and Lender, that certain Second Amendment to Loan and Security Agreement dated as of March 6, 2018, among Borrower, Agent and Lender, and that certain Third Amendment to Loan and Security Agreement dated as of October 11, 2018, among Borrower, Agent and Lender (as amended, and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which Lender has agreed to extend and make available to Borrower certain advances of money.

B. In accordance with Section 11.3 of the Loan Agreement, Borrower and Lender have agreed to amend the Loan Agreement upon the terms and conditions more fully set forth herein.

Agreement

NOW, THEREFORE, in consideration of the foregoing Recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Amendments.

1.1 The Loan Agreement is hereby amended to reflect the changes which are attached as Exhibit A hereto, such that on the Fourth Amendment Closing Date the terms set forth in Exhibit A hereto which appear in bold and double underlined text (inserted text) shall be added to the Loan Agreement and the terms appearing as text which is stricken (~~deleted text~~) shall be deleted from the Loan Agreement.

1.2 Each reference in the Loan Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder,” or words of like import, shall mean and be a reference to the Loan Agreement as amended by this Amendment.

2. Borrower’s Representations And Warranties. Borrower represents and warrants that:
2.1 Immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true and correct in all material respects except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date and (ii) no Event of Default has occurred and is continuing with respect to which Borrower has not been notified in writing by Agent or Lender.

2.2 Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment.

2.3 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of Borrower.

2.4 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

2.5 As of the date hereof, it has no defenses against the obligations to pay any amounts under the Obligations.  Borrower acknowledges that each of Agent and Lender has, as of the date hereof, acted in good faith and has conducted in a commercially reasonable manner its relationships with Borrower in connection with this Amendment and in connection with the Loan Documents.

Borrower understands and acknowledges that each of Agent and Lender is entering into this Amendment in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.

3. Limitation.  The amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Agent and/or Lender may now have or may have in the future under or in connection with the Loan Agreement (as amended hereby) or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby.  Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.

4. Effectiveness. This Amendment shall become effective on the Fourth Amendment Closing Date upon the satisfaction of all the following conditions precedent:
4.1 Amendment. Borrower, Agent and Lender shall have duly executed and delivered this Amendment to Lender.
4.2 2019 Facility Charge. Agent shall have received a nonrefundable, fully earned facility charge in the amount of $250,000.00 in good and collected funds.

4.3 Payment of End of Term Charge. Agent shall have received an End of Term Charge with respect to the Original Term Loan Advances in the amount of $1,125,000.00 in good and collected funds.
4.4 Corporate Documents. Agent shall have received:
(a) a certified copy of resolutions of the Board evidencing approval of this Amendment and other transactions evidenced by the Loan Documents;
(b) certified copies of the Certificate of Incorporation and the Bylaws, as amended through the Closing Date, of Borrower; and
(c) a certificate of good standing for Borrower from its state of incorporation.

4.5 Payment of Lender Expenses.  Borrower shall have paid all reasonable Lender expenses (including all reasonable attorneys' fees and reasonable expenses) incurred through the date of this Amendment for the documentation and negotiation of this Amendment, in each case, to the extent invoiced on or prior to the Fourth Amendment Closing Date.

5. Release.  In consideration of the agreements of Agent and each Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby to the extent possible under applicable law fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lender and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower, or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time prior to the execution of this Amendment, for or on account of, or in relation to, or in any way in connection with the Loan Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.  Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.  Borrower agrees that no fact, event, circumstance, evidence or transaction existing prior to the execution of this Amendment which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.  Borrower waives the provisions of California Civil Code section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT IF

KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

6. Counterparts.  This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument.  All counterparts shall be deemed an original of this Amendment.  This Amendment may be executed by facsimile, portable document format (.pdf) or similar technology signature, and such signature shall constitute an original for all purposes.

7. Incorporation By Reference. The provisions of Section 11 of the Loan Agreement shall be deemed incorporated herein by reference, mutatis mutandis.

[Signature Page Follows]

In Witness Whereof, the parties have duly authorized and caused this Amendment to be executed as of the date first written above.

BORROWER:

VERASTEM, INC.

Signature:	/s/ Robert Forrester

Print Name:	Robert Forrester

Title:	Chief Executive Officer

AGENT:

HERCULES CAPITAL, INC.

Signature:	/s/ Jennifer Choe

Print Name:	Jennifer Choe

Title:	Assistant General Counsel

LENDER:

HERCULES CAPITAL, INC.

Signature:	/s/ Jennifer Choe

Print Name:	Jennifer Choe

Title:	Assistant General Counsel

HERCULES CAPITAL FUNDING TRUST 2018-1

Signature:	/s/ Jennifer Choe

Print Name:	Jennifer Choe

Title:	Assistant General Counsel

HERCULES CAPITAL FUNDING TRUST 2019-1

Signature:	/s/ Jennifer Choe

Print Name:	Jennifer Choe

Title:	Assistant General Counsel

Exhibit A

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT is made and dated as of March 21, 2017, and is entered into by and among (a) VERASTEM, INC., a Delaware corporation (“Verastem”), and each of its Qualified Subsidiaries (hereinafter collectively referred to as the “Borrower”), (b) the several banks and other financial institutions or entities from time to time parties to this Agreement (collectively, referred to as “Lender”), and (c) HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and the Lender (in such capacity, the “Agent”).

RECITALS

A. Lender has made the Original Term Loan Advances (as defined below) to Borrower.

B. ~~A.~~Borrower has requested Lender to make available to Borrower ~~a loan or loans~~2019 Term Loan Advances (as defined below) in an aggregate principal amount of up to ~~Fifty~~Seventy Five Million Dollars ($~~50,000,000.00) (the “~~75,000,000.00), inclusive of the outstanding balance of the Original Term Loan~~”)~~ Advances; and

C. ~~B.~~Lender is willing to make the 2019 Term Loan Advances on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, Borrower, Agent and Lender agree as follows:

SECTION 1.	DEFINITIONS AND RULES OF CONSTRUCTION
1.1 Unless otherwise defined herein, the following capitalized terms shall have the following meanings:

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“2019 Amortization Date” means April 1, 2021; provided, however, that if the 2019 Interest Only Extension Conditions have been satisfied on or prior to December 31, 2020, the 2019 Amortization Date shall mean December 1, 2021.

“2019 Draw Period B” means the period of time commencing upon the satisfaction of each of the 2019 Term B Loan Funding Conditions and continuing through the earliest to occur of (a) September 30, 2020, or (b) an Event of Default that is continuing.

“2019 Draw Period C” means the period of time commencing upon the satisfaction of each of the 2019 Term C Loan Funding Conditions and continuing through the earliest to occur of (a) December 31, 2021, or (b) an Event of Default that is continuing.

“2019 End of Term Charge” shall have the meaning assigned to such term in Section 2.5.

“2019 Interest Only Extension Conditions” means satisfaction of each of the following events: (a) no Event of Default shall have occurred and be continuing; and (b) Agent’s and Lender’s receipt on or prior to December 31, 2020 of evidence reasonably acceptable to Agent and Lender in all respects that Borrower has achieved Net Product Revenues of at least Forty Million Dollars ($40,000,000.00) on a trailing six (6) month basis as of the end of any month ending on or prior to December 31, 2020.

“2019 Prepayment Charge” shall have the meaning assigned to such term in Section 2.4.

“2019 Term A Loan Advance” shall have the meaning assigned to such term in Section 2.1.1(a).

“2019 Term B Loan Advance” shall have the meaning assigned to such term in Section 2.1.1(a).

“2019 Term B Loan Funding Conditions” means, in addition to and without limiting the conditions set forth in Sections 4.2 and 4.3 hereof, receipt by Agent of evidence that Borrower has generated Cumulative Net Product Revenues of either (a) Thirty Seven Million Five Hundred Thousand Dollars ($37,500,000.00) or greater on or before April 30, 2020, or (b) Fifty Million Dollars ($50,000,000.00) or greater on or before June 30, 2020.

“2019 Term C Loan Advance” shall have the meaning assigned to such term in Section 2.1.1(a).

“2019 Term C Loan Funding Conditions” means, in addition to and without limiting the conditions set forth in Sections 4.2 and 4.3 hereof, the occurrence of all of the following: (a) receipt by Agent of an Advance Request in respect of the 2019 Term C Loan Advance at least thirty (30) days prior to the Advance Date of the 2019 Term C Loan Advance, (b) Lender has received all necessary internal and credit approvals for such 2019 Term C Loan Advance, (c) Borrower has delivered financial and other information required by Lender, which shall be satisfactory to Lender in its sole discretion, (d) no Event of Default exists at the time of the request for the 2019 Term C Loan Advance or would exist as a result of such 2019 Term C Loan Advance, (e) Lender has provided written approval in its sole discretion that such 2019 Term C Loan Advance shall be made, and (f) payment on or before the Advance Date of the any 2019 Term C Loan Advance of a loan fee in the amount of 0.50% of the principal amount of such 2019 Term C Loan Advance (which shall be fully earned and non-refundable on the Advance Date of such 2019 Term C Loan Advance).  For clarity, the determination of whether to provide any such 2019 Term C Loan Advance shall be in Lender’s sole discretion and shall in no event occur automatically; provided that, for the avoidance of doubt, the fees described in clause (f) above shall not be due and payable unless such 2019 Term C Loan Advance shall be made.

“2019 Term Commitment” means as to any Lender, the obligation of such Lender, if any, to make 2019 Term Loan Advances to the Borrower in a principal amount not to exceed the amount set forth under the heading “2019 Term Commitment” opposite such Lender’s name on Schedule 1.1.

“2019 Term Loan Advance” and “2019 Term Loan Advances” shall have the meaning assigned to such terms in Section 2.1.1(a).

“2019 Term Loan Interest Rate” means for any day, a floating per annum rate equal to the greater of (a) 9.75% or (b) the lesser of (i) the sum of (A) 9.75%, plus (B) the Prime Rate minus five and one half of one percent (5.50%) and (ii) 12.00%.

“2019 Term Loan Maturity Date” means December 1, 2022.

“Account Control Agreement(s)” means any agreement entered into by and among the Agent, Borrower and a third-party Bank or other institution (including a Securities Intermediary) in which Borrower maintains a Deposit Account or an account holding Investment Property (in each case subject to the provisions of Section 7.12) and which grants Agent a perfected first priority security interest in the subject account or accounts.

“ACH Authorization” means the ACH Debit Authorization Agreement in substantially the form of Exhibit H, which account numbers shall be redacted for security purposes if and when filed publicly by the Borrower.

“ACH Failure” means (i) the failure of the Automated Clearing House (ACH) system to effect a transfer of funds requested by Lender to be used to satisfy all or part of Borrower’s obligations to pay principal and interest due hereunder or (ii) a failure by Lender to initiate debit entries for the periodic payments of such principal or interest.

“Advance(s)” means a Term Loan Advance or a 2019 Term Loan Advance.

“Advance Date” means the funding date of any Advance.

“Advance Request” means a request for an Advance submitted by Borrower to Agent in substantially the form of Exhibit A, which account numbers shall be redacted for security purposes if and when filed publicly by the Borrower.

“Affiliate” means (a) any Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question, (b) any Person directly or indirectly owning, controlling or holding with power to vote ten percent (10%) or more of the outstanding voting securities of another Person, or (c) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held by another Person with power to vote such securities.  As used in the definition of “Affiliate,” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

 “Agent” has the meaning given to it in the preamble to this Agreement.

“Agreement” means this Loan and Security Agreement, as amended from time to time.

“Amortization Date” means November 1, 2018; provided however, if the Interest Only Extension Conditions are satisfied on or prior to November 1, 2018, then “Amortization Date” shall mean May 1, 2019.

“Assignee” has the meaning given to it in Section 11.13.

“Board” means Borrower’s board of directors or any duly qualified subcommittee thereof, as applicable.

“Borrower Products” means all products, software, service offerings, technical data or technology currently being designed, manufactured or sold by Borrower or which Borrower intends to sell, license, or distribute in the future including any products or service offerings under development, collectively, together with all products, software, service offerings, technical data or technology that have been sold, licensed or distributed by Borrower since its incorporation.

“Business Day” means any day other than Saturday, Sunday and any other day on which banking institutions in the State of California are closed for business.

“Cash” means all cash, cash equivalents and liquid funds.

“Change in Control” means any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the 1934 Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the 1934 Act) of more than fifty percent (50%) of the equity interests of Verastem entitled to vote for members of its Board on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right).

“Claims” has the meaning given to it in Section 11.10.

“Closing Date” means the date of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means the property described in Section 3.

“Common Stock” means the common stock, $0.001 par value per share of Verastem.

“Confidential Information” has the meaning given to it in Section 11.12.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any Indebtedness, lease, dividend, letter of credit or other obligation of another, including any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Copyrights” means all copyrights, whether registered or unregistered, held pursuant to the laws of the United States of America, any State thereof, or of any other country.

“Cumulative Net Product Revenues” means, as of any date of determination, the aggregate Net Product Revenues received by Borrower from and after the Fourth Amendment Closing Date.

“Deposit Accounts” means any “deposit accounts,” as such term is defined in the UCC, and includes any checking account, savings account, or certificate of deposit.

“Designated Foreign Subsidiary” means any Foreign Subsidiary, individually, and in the aggregate with other Foreign Subsidiaries, which owns personal property and assets, in each case determined as of the most recent fiscal year end, in an amount less than ten percent (10.0%) of all of the personal property and assets of Verastem.

“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary or Excluded Subsidiary.

“Due Diligence Fee” means Twenty-Thousand Dollars ($20,000.00), which fee is due to Lender on or prior to the Closing Date, and shall be deemed fully earned on such date regardless of the early termination of this Agreement.

“Eligible Foreign Subsidiary” means any Foreign Subsidiary (which is not ~~an~~a Designated Foreign Subsidiary) whose execution of a Joinder Agreement would not result in a material adverse tax consequence to Borrower and whom Agent elects to join as a Borrower.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Event of Default” has the meaning given to it in Section 9.

“Excluded Account” means (i) any Account (including, for the avoidance of doubt, any cash, cash equivalents, or other property contained therein) to the extent, and for so long as, such Account is pledged and used exclusively to secure performance of obligations arising under clauses (vi) and (xiv) of the defined term “Permitted Liens”, and whether such pledge is by escrow or otherwise, (ii) accounts used solely to fund payroll or employee benefits, (iii) withholding tax, benefits, trust, escrow, or fiduciary accounts, ~~and~~ (iv) other Accounts that have an aggregate balance not to exceed One Hundred Thousand Dollars ($100,000.00) for all such Accounts at any time and (v) deposit, securities, commodity or similar accounts in jurisdictions outside the United States of America that have an aggregate balance not to exceed One Hundred Thousand Dollars ($100,000.00) for all such accounts at any time.

“Excluded Subsidiary” means Verastem Securities Company, a Massachusetts securities corporation, which is a Subsidiary of Borrower that has applied or is in the process of applying to be classified as a “security corporation” under Massachusetts General Laws Ch. 63, Section 38B(a), as amended, supplemented and/or modified.

“Excluded Taxes” shall mean (i) taxes imposed on or with respect to Lender’s overall net or gross income or gross receipts, or franchise taxes imposed in lieu of the foregoing, by any jurisdiction in which Lender is resident, has a branch or otherwise has any other former or present connection (other than any connection solely attributable to this Agreement), (ii) branch profits taxes, (iii) any withholding taxes imposed on Lender with respect to the payments it is entitled to receive hereunder pursuant to laws in effect on the date it becomes a party to this Agreement (which in the case of any permitted assignee of Lender, shall mean the date as of which Lender’s rights and obligations under this Agreement are assigned to such Person), (iv) Taxes attributable to Lender’s failure to comply with Sections 7.10(b) and 7.10(c), (v) any U.S. federal withholding taxes imposed on Lender under FATCA, and (vi) any U.S. federal backup withholding tax.

“Facility Charge” means Seventy-Five Thousand Dollars ($75,000.00).

“FATCA” means Section 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any applicable intergovernmental agreement with respect thereto and applicable official implementing guidance thereunder.

8. “FDA” means the U.S. Food and Drug Administration.

 “Financial Statements” has the meaning given to it in Section 7.1.

“First Amendment Closing Date” means January 4, 2018.

“Foreign Subsidiary” means any Subsidiary that is not a “United States person” within the meaning of Section 7701(a)(3) of the Code.

“Foreign Subsidiary HoldCo” means any (a) Domestic Subsidiary substantially all the assets of which consist, directly or indirectly, of equity interests (or equity interests and indebtedness) of one or more Foreign Subsidiaries that are treated as a controlled foreign corporation within the meaning of Section 957 of the Code, or (b) Subsidiary that is disregarded for U.S. federal income tax purposes and substantially all the assets of which consist, directly or indirectly, of equity interests (or equity interests and indebtedness) of one or more Foreign Subsidiaries that are treated as a controlled foreign corporation within the meaning of Section 957 of the Code.

“Fourth Amendment Closing Date” means April 23, 2019.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time, consistently applied, except that for purposes of the classification of operating leases (other than with respect to Section 7.1), GAAP shall be determined on the basis of such principles in effect on the Closing Date.  For purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the Closing Date and consistent with those used in the preparation of the most recent audited or unaudited financial statements filed with the Securities and Exchange Commission in a Form 10-K or Form 10-Q (with such changes as are permitted to be made to GAAP pursuant to Section 7.1).

“Indebtedness” means indebtedness of any kind, including (a) all indebtedness for borrowed money or the deferred purchase price of property or services (excluding trade credit entered into in the ordinary course of business due within ninety (90) days), including reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, and (d) all Contingent Obligations; provided that Indebtedness shall not include (i) prepaid or deferred revenue arising in the ordinary course of business and (ii) endorsements of checks or drafts arising in the ordinary course of business.

 “Intellectual Property” means all of Borrower’s Copyrights; Trademarks; Patents; Licenses; trade secrets and inventions; mask works; Borrower’s applications therefor and reissues, extensions, or renewals thereof; and Borrower’s goodwill associated with any of the foregoing, together with Borrower’s rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.

“Interest Only Extension Conditions” means satisfaction of each of the following events: (a) no default or Event of Default shall have occurred; and (b) confirmation by Agent and Lender that Borrower has received, after the Closing Date but on or prior to November 1, 2018, unrestricted and unencumbered net cash proceeds in a minimum amount of at least Twenty Million Dollars ($20,000,000) in connection with either (i) a Permitted Convertible Debt Financing, (ii) the issuance and sale by Borrower of its equity securities or Subordinated Indebtedness with investors reasonably acceptable to Agent, and/or (iii) ongoing commercial partnerships reasonably acceptable to Agent with Persons reasonably acceptable to Agent.

“Inventory” means “inventory” as defined in Article 9 of the UCC.

“Investment” means any beneficial ownership (including stock, partnership or limited liability company interests) of or in any Person, or any loan, advance or capital contribution to any Person or the acquisition of all, or substantially all, of the assets of another Person.  The amount of any Investment at any time shall be the original principal amount thereof less all dividends, distributions, interest payments, returns of principal or equity or other amount received on the sale or disposition of such Investment on or before such time and shall, if made by the transfer or exchange of assets other than cash, be deemed to have been made in an amount equal to the fair market value of such assets at the time of such Investment

“Joinder Agreements” means for each Qualified Subsidiary, a completed and executed Joinder Agreement in substantially the form attached hereto as Exhibit G.

“Lender” has the meaning given to it in the preamble to this Agreement.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest; provided that in no event shall an operating lease entered into in the ordinary course of business or any precautionary UCC filings made pursuant thereto by an applicable lessor or lessee, be deemed to be a Lien.

~~“Liquidity Requirement” shall have the meaning assigned to such term in Section 7.15.~~

“Liquidity Threshold” means as of any date of determination, that Borrower maintains, in accounts in the name of Borrower that are subject to an Account Control Agreement, unrestricted and unencumbered (other than as a result of this Agreement) Cash in an aggregate amount greater than or equal to one hundred ten percent (110%) of the aggregate principal amount of the outstanding Advances on such date, as reasonably determined by Agent (based upon supporting documentation reasonably requested by Agent).

“Loan” means the Advances made under this Agreement.

“Loan Documents” means this Agreement, the Notes (if any), the ACH Authorization, the Account Control Agreements, the Joinder Agreements, all UCC Financing Statements, any subordination agreement, and any other documents executed in connection with the Secured Obligations or the transactions contemplated hereby, as the same may from time to time be amended, modified, supplemented or restated.

“Material Adverse Effect” means a material adverse effect upon: (i) the business, operations, properties, assets or financial condition of Borrower and its Subsidiaries taken as a whole; or (ii) the ability of Borrower to perform or pay the Secured Obligations in accordance with the terms of the Loan Documents, or the ability of Agent or Lender to enforce any of its rights or remedies with respect to the Secured Obligations; or (iii) the Collateral or Agent’s Liens on the Collateral or the priority of such Liens.

“Maximum Rate” shall have the meaning assigned to such term in Section 2.3.

“Maximum Term Loan Amount” means an aggregate principal amount of up to Fifty Million Dollars ($50,000,000); provided, however, upon satisfaction of the 2019 Term C Loan Funding Conditions, the Maximum Term Loan Amount shall mean Seventy-Five Million Dollars ($75,000,000).

“Milestone Event” shall mean that (a) no Event of Default shall have occurred, and (b) Agent shall have confirmed, in Agent’s reasonable discretion, on or prior to September 20, 2017, that Borrower has achieved the pre-specified primary endpoint in a Phase III clinical study evaluating the safety and efficacy of Duvelisib in the treatment of patients with relapsed/refractory chronic lymphocytic leukemia or small lymphocytic lymphoma.

“Net Product Revenues” means net revenues received by Borrower from the commercial sales of COPIKTRA, net of revenue recognition from up-front payments associated with collaboration agreements between Borrower and one or more third parties.

“Net Product Revenue Threshold” means Net Product Revenues of at least sixty percent (60%) of the amounts shown on Borrower’s most recent Board approved financial and business projections reasonably approved by Agent and the Lender, measured on a trailing six (6) month basis and tested as of the end of each fiscal quarter.

“Note(s)” means a promissory note or promissory notes to evidence Lender’s Loans substantially in the form of Exhibit B.

“Original Term Loan Advances” has the meaning given to it in Section 2.1.1(a).

“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence or a Patent application is pending, in which agreement Borrower now holds or hereafter acquires any interest.

“Patents” means all letters patent of, or rights corresponding thereto, in the United States of America or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States of America or any other country.

“Permitted Conversion Payments” has the meaning given to it in Section 7.4.

“Permitted Convertible Debt Financing” means ~~the issuance by Borrower of~~ convertible notes ~~in a single transaction~~ issued by the Borrower after the Closing Date  in an aggregate principal amount of not more than ~~One Hundred Seventy-Five Million Five Hundred Thousand Dollars ($175,000,000.00)~~$250,000,000; provided that for so long as any portion of the Secured Obligations remain outstanding such convertible notes shall (a) have a scheduled maturity date no earlier than ~~one hundred eighty (~~180~~)~~ days after the 2019 Term Loan Maturity Date, (b) be unsecured, (c) not be guaranteed by any Subsidiary of Verastem that is not a Qualified Subsidiary and (d) not provide for any prepayments, repurchases or redemptions of principal (other than customary fundamental change obligations and, for the avoidance of doubt, Permitted Conversion Payments) at the option of the holder thereof ~~or the Borrower, in each case,~~ earlier than 180 days after the 2019 Term Loan Maturity Date.~~”~~

“Permitted Indebtedness” means: (i) Indebtedness of Borrower in favor of Lender or Agent arising under this Agreement or any other Loan Document; (ii) Indebtedness existing on the Closing Date which is disclosed in Schedule 1A; (iii) Indebtedness of up to Two Hundred Thousand Dollars ($200,000) outstanding at any time secured by a Lien described in clause (vii) of the defined term “Permitted Liens,” provided such Indebtedness does not exceed the cost of the Equipment financed with such Indebtedness; (iv) Indebtedness to trade creditors incurred in the ordinary course of business, and Indebtedness incurred in the ordinary course of business with corporate credit cards (including travel and entertainment expenses and similar expenses incurred in the ordinary course of business); (v) Indebtedness that also constitutes a Permitted Investment; (vi) Subordinated Indebtedness; (vii) reimbursement obligations in connection with letters of credit and cash management services (including credit cards, debit cards and similar instruments) that are secured by Cash and issued on behalf of the Borrower or a Subsidiary thereof in an amount not to exceed Five Hundred Fifty Thousand Dollars ($550,000) at any time outstanding, (viii) other unsecured Indebtedness in an amount not to exceed Two Hundred Thousand Dollars ($200,000) at any time outstanding, (ix) intercompany Indebtedness as long as either (A) each of the ~~Subsidiary~~ obligor and the ~~Subsidiary~~ obligee under such Indebtedness is a ~~Qualified Subsidiary that has executed a Joinder Agreement~~Borrower or (B) neither the Subsidiary obligor nor the Subsidiary obligee under such Indebtedness is a Borrower, (x) Permitted Convertible Debt Financing~~,~~ and (xi) extensions, refinancings, renewals, modifications, amendments, restatements, or amendments and restatements of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified do not impose materially more burdensome terms upon Borrower or its Subsidiary, as the case may be.

“Permitted Investment” means: (i) Investments existing on the Closing Date which are disclosed in Schedule 1B; (ii) (a) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof, (b) commercial paper maturing no more than one year from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (c) certificates of deposit issued by any bank with assets of at least Five Hundred Million Dollars ($500,000,000) maturing no more than one year from the date of investment therein, (d) money market accounts, and (e) such other Investments as are described in the Board-approved investment guidelines delivered to Agent prior to the Closing Date or with such changes as reasonably acceptable to Agent made after the Closing Date; (iii) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; (iv) Investments accepted in connection with Permitted Transfers; (v) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower’s business; (vi) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided that this subparagraph (vi) shall not apply to Investments of Borrower in any Subsidiary; (vii) Investments consisting of loans not involving the net transfer on a substantially contemporaneous basis of cash proceeds to employees, officers or directors relating to the purchase of capital stock of Borrower pursuant to employee stock purchase plans or other similar agreements approved by the Board; (viii) Investments consisting of travel advances in the ordinary course of business;  (ix) Investments in newly-formed Domestic Subsidiaries, provided that each such Domestic Subsidiary enters into a Joinder Agreement promptly after its formation by Borrower or any Subsidiary and ~~execute~~executes such other documents as shall be reasonably requested by Agent; (x) intercompany Investments as long as either (A) ~~each of~~ the ~~Subsidiary investor and the Subsidiary~~ investee under such Investments is a ~~Qualified Subsidiary that has executed a Joinder Agreement~~Borrower or (B) neither the Subsidiary investor nor the Subsidiary investee under such Investment is a Borrower or ~~an~~the Excluded Subsidiary; (xi) Investments in Foreign Subsidiaries approved in advance in writing by Agent; (xii) joint ventures or strategic alliances in the ordinary course of Borrower’s business consisting of the nonexclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash Investments by Borrower or any Subsidiary do not exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate in any fiscal year; (xiii) Investments in the Excluded Subsidiary, so long as an Event of Default does not exist at the time of such Investment and would not exist after giving effect to such Investment and provided that Borrower is~~, at all times,~~ in compliance with the Liquidity ~~Requirement~~Threshold at the time of such Investment and after giving effect to such Investment; and (xiv) additional Investments that do not exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate.

“Permitted Liens” means any and all of the following: (i) Liens in favor of Agent or Lender; (ii) Liens existing on the Closing Date which are disclosed in Schedule 1C; (iii) Liens for taxes, fees, assessments or other governmental charges or levies, either (A) not delinquent or (B) being contested in good faith by appropriate proceedings and Borrower maintains adequate reserves therefor in accordance with GAAP (to the extent required thereby); (iv) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of Borrower’s business and imposed without action of such parties; provided, that the payment thereof is not yet required; (v) Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder; (vi) deposits to secure the performance of obligations (including by way of deposits to secure letters of credit issued to secure the same) under commercial supply and/or manufacturing agreements in an amount not to exceed Five Hundred Thousand Dollars ($500,000) and the following deposits, to the extent made in the ordinary course of business:  deposits under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than Liens arising under ERISA or environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds; (vii) Liens on Equipment or software or other intellectual property constituting purchase money Liens and Liens in connection with capital leases securing Indebtedness permitted in clause (iii) of “Permitted Indebtedness”; (viii) Liens incurred in connection with Subordinated Indebtedness; (ix) leasehold interests in leases, subleases, licenses or sublicenses granted in the ordinary course of business and not interfering in any material respect with the business of the licensor; (x) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due; (xi) Liens on insurance proceeds securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property or assets); (xii) statutory and common law rights of set-off and other similar rights as to deposits of cash and securities in favor of banks, other depository institutions and brokerage firms; (xiii) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property; (xiv) (A) Liens on Cash securing obligations permitted under clause (vii) of the definition of Permitted Indebtedness and (B) security deposits in connection with real property leases, the combination of (A) and (B) in an aggregate amount not to exceed Seven Hundred Thousand Dollars ($700,000) at any time; (xv) sales, transfers, licenses, sublicenses, leases, subleases or other dispositions of assets not prohibited by Section 7.8 and, in connection therewith, customary rights and restrictions contained in agreements relating to such transactions pending the completion thereof or during the term thereof, and any option or other agreement to sell, transfer, license, sublicense, lease, sublease or dispose of an asset not prohibited by Section 7.8 and (xvi) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clauses (i) through (xvi) above; provided, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced, modified, amended, restated or amended and restated (as may have been reduced by any payment thereon) does not increase.

“Permitted Transfers” means (i) sales, transfers or other dispositions of Inventory in the ordinary course of business, (ii) licenses, sublicenses and similar arrangements for the use of Intellectual Property and related assets in the ordinary course of business and other licenses and sublicenses that could not result in a legal transfer of title of the licensed property, (iii) transfers expressly permitted under Section 7.5, 7.6 or 7.7, (iv) dispositions of worn-out, obsolete or surplus Equipment at fair market value in the ordinary course of business, (v) transfers ~~by and among the~~to a Borrower ~~and any of its Subsidiaries, provided that such Subsidiary has entered into a Joinder Agreement and such other documents as shall reasonably be required by Agent~~, (vi) transfers by and among Subsidiaries, provided that no Subsidiary transferor involved in such transfer is a Borrower or ~~an~~the Excluded Subsidiary, (vii) the use or transfer of cash or cash equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents and in the ordinary course of business, (viii) transfers consisting of Permitted Liens, and (ix) other Transfers of assets having a fair market value of not more than Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate in any fiscal year.

 “Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, other entity or government.

~~“Prepayment Charge” shall have the meaning assigned to such term in Section 2.4.~~

“Prime Rate” is the “prime rate” as reported in The Wall Street Journal or any successor publication thereto.

“Proposed Future Royalty Backed Indebtedness Transactions” is defined in Section 11.19 hereof.

“Qualified Subsidiary” means any direct or indirect Domestic Subsidiary (other than the Excluded Subsidiary) or Eligible Foreign Subsidiary.

“Receivables” means (i) all of Borrower’s Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, letters of credit, proceeds of any letter of credit, and Letter of Credit Rights, and (ii) all customer lists, software, and business records related thereto.

“Register” shall have the meaning assigned to such term in Section 11.7(b).

“Required Lenders” means at any time, the holders of more than 50% of the aggregate unpaid principal amount of the 2019 Term Loan Advances then outstanding.

“Secured Obligations” means Borrower’s obligations under this Agreement and any Loan Document, including any obligation to pay any amount now owing or later arising.

“SPE” means any Subsidiary formed for the sole purpose of effectuating a Proposed Future Royalty Backed Indebtedness Transactions.

“Subordinated Indebtedness” means Indebtedness subordinated to the Secured Obligations in amounts and on terms and conditions satisfactory to Agent in its sole but reasonable discretion.

“Subsidiary” means an entity, whether corporate, partnership, limited liability company, joint venture or otherwise, in which Borrower owns or controls 50% or more of the outstanding voting securities, including each entity listed on Schedule 1 hereto.

“Tax” and “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any governmental authority, including any interest, additions to tax or penalties applicable thereto.

~~“Term Loan” shall have the meaning assigned to such term in the preamble to this Agreement.~~

“Term A Loan Advance” shall have the meaning assigned to such term in Section 2.1(a).

“Term B Draw Period” means the period of time commencing upon the Closing Date, and continuing through the earliest to occur of (a) December 20, 2017, (b) the date that is ninety (90) days after the occurrence of the Milestone Event, or (c) an Event of Default.

“Term B Loan Advance” shall have the meaning assigned to such term in Section 2.1(a).

“Term C Draw Period” means the period of time commencing upon the occurrence of each of (a) the Milestone Event and (b) Lender making both the Term A Loan Advance and the Term B Loan Advance, and continuing through the earliest to occur of (a) December 20, 2017, (b) the date that is ninety (90) days after the occurrence of the Milestone Event, or (c) an Event of Default.

“Term C Loan Advance” shall have the meaning assigned to such term in Section 2.1(a).

“Term D Commitment Fee” shall have the meaning assigned to such term in Section 2.1(a).

“Term D Loan Advance” shall have the meaning assigned to such term in Section 2.1(a).

“Term Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Term Loan Advance to the Borrower in a principal amount not to exceed the amount set forth under the heading “Term Commitment” opposite such Lender’s name on Schedule 1.1.

“Term E Draw Period” means the period of time commencing upon the occurrence of the Term E Milestone Event and continuing through the earliest to occur of (a) the date that is ninety (90) days after the occurrence of the Term E Milestone Event, and (b) an Event of Default.

“Term E Loan Advance” shall have the meaning assigned to such term in Section 2.1(a).

“Term E Milestone Event” shall mean that (a) no Event of Default shall have occurred, (b) Agent shall have confirmed in writing to Borrower, receipt of Borrower’s Board approved financial and business projections, in form and substance reasonably acceptable to Agent, and (c) Agent shall have confirmed in writing to Borrower, in Agent’s reasonable discretion, on or prior to September 30, 2018, that the FDA has accepted Borrower’s new drug application with respect to Borrower’s “Duvelisib” product for the treatment of patients with relapsed/refractory chronic lymphocytic leukemia or small lymphocytic lymphoma.

“Term F Draw Period” means the period of time commencing upon the occurrence of Lender making each of the Term A Loan Advance, the Term B Loan Advance, the Term C Loan Advance, the Term D Loan Advance, and each Term E Loan Advance through the earliest to occur of (a) March 31, 2019, and (b) an Event of Default.

“Term F Loan Advance” shall have the meaning assigned to such term in Section 2.1(a).

“Term Loan Advance” and “Term Loan Advances” shall have the meaning assigned to such terms in Section 2.1(a).

“Term Loan Interest Rate” means for any day a floating per annum rate of interest equal to the greater of either (a) 10.5% and (b) the lesser of (i) 12.75% and (ii) the sum of (x) 10.5% plus (y) (A) the Prime Rate minus (B) 4.5%.

“Term Loan Maturity Date” means December 1, 2020.

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Trademarks” means all trademarks (registered, common law or otherwise) and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States of America, any State thereof or any other country or any political subdivision thereof.

“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of California; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as the same is, from time to time, in effect in a jurisdiction other than the State of California, then the term “UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement.  Unless otherwise specifically provided herein, any accounting term used in this Agreement or the other Loan Documents shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP, consistently applied; provided that if the Borrower notifies Agent that the Borrower wishes to amend any covenant in Section 7.15 (or any related definition) to eliminate or to take into account the effect of any change in GAAP on the operation of such covenant or definition or provision, as applicable (or if Agent notifies the Borrower that Required Lenders wish to amend Section 7.15 (or any related definition) for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant (or related definition) is amended in a manner satisfactory to the Borrower and Required Lenders.  Unless otherwise defined herein or in the other Loan Documents, terms that are used herein or in the other Loan Documents and defined in the UCC shall have the meanings given to them in the UCC.

SECTION 2. THE LOAN
2.1 Term Loan.

(a) Term Loan Advances.  Subject to the terms and conditions of this Agreement, Lender will severally (and not jointly) make in an amount not to exceed its respective Term Commitment, and Borrower agrees to draw, one (1) advance in a principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) on the Closing Date (the “Term A Loan Advance”).  Subject to the terms and conditions of this Agreement, during the Term B Draw Period, upon Borrower’s written request in accordance with this Agreement, Lender will severally (and not jointly) make in an amount not to exceed its respective Term Commitment, one (1) advance in a principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) (the “Term B Loan Advance”).  Subject to the terms and conditions of this Agreement, during the Term C Draw Period, upon Borrower’s written request in accordance with this Agreement and Borrower’s payment to Lender of a fully-earned non-refundable commitment fee equal to Twenty-

Five Thousand Dollars ($25,000), Lender will severally (and not jointly) make in an amount not to exceed its respective Term Commitment, one (1) advance in a principal amount of Five Million Dollars ($5,000,000) (the “Term C Loan Advance”).  Subject to the terms and conditions of this Agreement and Borrower’s payment to Lender of a fully-earned non-refundable commitment fee equal to Fifty Thousand Dollars ($50,000) (the “Term D Commitment Fee”), Lender will severally (and not jointly) make in an amount not to exceed its respective Term Commitment, one (1) advance in a principal amount of Five Million Dollars ($5,000,000) prior to the First Amendment Closing Date (the “Term D Loan Advance”).  Subject to the terms and conditions of this Agreement, during the Term E Draw Period, upon Borrower’s written request in accordance with this Agreement and Borrower’s payment to Lender of a fully-earned non-refundable commitment fee equal to one percent (1.0%) of the principal amount of such advance, Lender will severally (and not jointly) make an advance or advances each in a principal amount of greater than or equal to Five Million Dollars ($5,000,000) (each a “Term E Loan Advance”) but in an aggregate principal amount for all Term E Loan Advances not to exceed Ten Million Dollars ($10,000,000).  Subject to the terms and conditions of this Agreement, during the Term F Draw Period, upon Borrower’s written request in accordance with this Agreement and Borrower’s payment to Lender of a fully-earned non-refundable commitment fee equal to one percent (1.0%) of the principal amount of such advance, Lender may in its sole and unfettered discretion elect to make or not make, in an amount not to exceed its respective Term Commitment, an advance or advances, each in a principal amount greater than or equal to Five Million Dollars ($5,000,000) (each a “Term F Loan Advance”) but in an aggregate principal amount for all Term F Loan Advances not to exceed Twenty-Five Million Dollars ($25,000,000).  The Term A Loan Advance, the Term B Loan Advance, the Term C Loan Advance, the Term D Loan Advance, each Term E Loan Advance and each Term F Loan Advance are hereinafter referred to individually as a “Term Loan Advance” and collectively as the “Term Loan Advances”.  ~~The aggregate outstanding principal amount of Term Loan Advances shall not exceed the Term Loan.~~  Proceeds of any Term Loan Advance shall be deposited into an account that is subject to a first priority perfected security interest in favor of Agent perfected by an Account Control Agreement.

(b) Advance Request.  To obtain a Term Loan Advance, Borrower shall complete, sign and deliver to Agent an Advance Request (at least three (3) Business Days before the Advance Date other than (i) the Term A Loan Advance and Term D Loan Advance, which shall be at least one (1) Business Day, and (ii) any Term F Loan Advance, which shall be at least thirty (30) days).  Lender shall fund the Term Loan Advance in the manner requested by the Advance Request provided that each of the conditions precedent to such Term Loan Advance is satisfied as of the requested Advance Date.

(c) Interest.  The principal balance of each Term Loan Advance shall bear interest thereon from such Advance Date at the Term Loan Interest Rate based on a year consisting of 360 days, with interest computed daily based on the actual number of days elapsed.  The Term Loan Interest Rate will float and change on the day the Prime Rate changes from time to time.

(d) Payment. Borrower will pay interest on each Term Loan Advance on the first (1st) Business Day of each month, beginning the month after the Advance Date. Borrower shall repay the aggregate Term Loan Advances principal balance that is outstanding on the day immediately preceding the Amortization Date, in equal monthly installments of principal and interest (mortgage style), based upon an amortization schedule of thirty (30) months, beginning on the Amortization Date and continuing on the first Business Day of each month thereafter until the Secured Obligations (other than inchoate indemnity obligations) are repaid.  Notwithstanding the foregoing, the entire Term Loan Advances principal balance and all accrued but unpaid interest hereunder and all other Secured Obligations with respect to Term Loan Advances, shall be due and payable on Term Loan Maturity Date.  Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. Lender will initiate debit entries to the Borrower’s account as authorized on the ACH Authorization (i) on each payment date of all periodic obligations payable to Lender under each Term Loan Advance and (ii) reasonable and invoiced out-of-pocket legal fees and costs incurred by Agent or Lender in connection with Section 11.11 of this Agreement.  Once repaid, a Term Loan Advance or any portion thereof may not be reborrowed.

(e) For the avoidance of doubt, from and after the Fourth Amendment Closing Date (and after giving effect to the transactions contemplated by the Fourth Amendment, including the conversion of the Original Term Loan Advances in accordance with Section 2.1.1) the principal amount of the Term Loan Advances shall be deemed to be $0 and Lender’s obligation to make Term Loan Advances shall have terminated.

2.1.12019 Term Loan Advances.

(a) Pursuant to this Agreement, the Lender extended Term Loan Advances to Borrower in the original aggregate principal amount of Twenty-Five Million Dollars ($25,000,000) (the “Original Term Loan Advances”).  Borrower acknowledges and agrees that, as of the Fourth Amendment Closing Date, Twenty-Five Million Dollars ($25,000,000) of the principal amount of the Original Term Loan Advances remains outstanding and Agent, Lender and Borrower hereby agree that, from and after the Fourth Amendment Closing Date, such entire outstanding principal balance shall for all purposes hereunder be deemed to constitute and be referred to, and hereby is converted into, the 2019 Term A Loan Advance hereunder, without constituting a novation. Such conversion of the Original Term Loan Advances into the 2019 Term A Loan Advance hereunder shall be deemed an Advance on the Fourth Amendment Closing Date for purposes of this Agreement. Subject to the terms and conditions of this Agreement, the Lender will severally (and not jointly) make, in an amount not to exceed its respective 2019 Term Commitment with respect to the 2019 Term A Loan Advance, and Borrower agrees to draw, one (1) Advance in an aggregate principal amount of Thirty Five Million Dollars ($35,000,000) (inclusive of the Original Term Loan Advances) on the Fourth Amendment Closing Date (the “2019 Term A Loan Advance”).  Subject to the terms and conditions of this Agreement, (a) during the 2019 Draw Period B, upon Borrower’s written request in accordance with this Agreement, Lender will severally (and not jointly) make in an amount not to exceed its respective 2019 Term Commitment with respect to 2019 Term B Loan Advances, Advances in an aggregate principal amount not to exceed Fifteen Million Dollars ($15,000,000) (each a “2019 Term B Loan Advance”, and collectively, the “2019 Term B Loan Advances”), and (c) during the 2019 Draw

Period C, upon Borrower’s written request in accordance with this Agreement, Lender will severally (and not jointly) make in an amount not to exceed its respective 2019 Term Commitment with respect to the 2019 Term C Loan Advances, Advances in an aggregate principal amount not to exceed Twenty Five Million Dollars ($25,000,000) (each a “2019 Term C Loan Advance”, and collectively, the “2019 Term C Loan Advances”).  The 2019 Term A Loan Advance, the 2019 Term B Loan Advances, and the 2019 Term C Loan Advances are hereinafter referred to each as a “2019 Term Loan Advance” and collectively as the “2019 Term Loan Advances.”  The aggregate outstanding principal amount of Advances shall not exceed the Maximum Term Loan Amount.  Proceeds of any 2019 Term Loan Advance shall be deposited into an account that is subject to a first priority perfected security interest in favor of Agent perfected by an Account Control Agreement.

(b) Advance Request.  To obtain a 2019 Term Loan Advance, Borrower shall complete, sign and deliver an Advance Request (at least (i) in the case of the 2019 Term A Loan Advance, one (1) Business Day before the Advance Date, (ii) in the case of the 2019 Term B Loan Advance, ten (10) days before the Advance Date, and (iii) in the case of a 2019 Term C Loan Advance, thirty (30) days before the Advance Date) to Agent.  Lender shall fund each 2019 Term Loan Advance in the manner requested by the Advance Request provided that each of the applicable conditions precedent to such 2019 Term Loan Advance is satisfied as of the requested Advance Date.

(c) Interest.  The outstanding principal balance of each 2019 Term Loan Advance shall bear interest thereon from such Advance Date at the 2019 Term Loan Interest Rate based on a year consisting of 360 days, with interest computed daily based on the actual number of days elapsed.  The 2019 Term Loan Interest Rate will float and change on the day the Prime Rate changes from time to time.

(d) Payment.  Borrower will pay interest on each 2019 Term Loan Advance on the first (1st) Business Day of each month, beginning the month after the Advance Date.  Borrower shall repay the aggregate 2019 Term Loan Advances principal balance that is outstanding on the day immediately preceding the 2019 Amortization Date, in equal monthly installments of principal and interest (mortgage style), beginning on the 2019 Amortization Date and continuing on the first Business Day of each month thereafter until the Secured Obligations (other than inchoate indemnity obligations) are repaid.  Notwithstanding the foregoing, the entire 2019 Term Loan Advances principal balance and all accrued but unpaid interest hereunder, shall be due and payable on the 2019 Term Loan Maturity Date. Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. Lender will initiate debit entries to the Borrower’s account as authorized on the ACH Authorization (i) on each payment date of all periodic obligations payable to Lender under each 2019 Term Loan Advance and (ii) reasonable and invoiced out-of-pocket legal fees and costs incurred by Agent or Lender in connection with Section 11.11 of this Agreement.  Once repaid, a 2019 Term Loan Advance or any portion thereof may not be reborrowed.  For the avoidance of doubt, no 2019 Prepayment Charge shall be due and payable on account of any amortization payment.

4.1 Maximum Interest.  Notwithstanding any provision in this Agreement or any other Loan Document, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans) (the “Maximum Rate”).  If a court of competent jurisdiction shall finally determine that Borrower has actually paid to Lender an amount of interest in excess of the amount that would have been payable if all of the Secured Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Borrower shall be applied as follows: first, to the payment of the Secured Obligations consisting of the outstanding principal of the 2019 Term Loan Advances; second, after all principal is repaid, to the payment of Lender~~’~~'s accrued interest, costs, expenses, professional fees and any other Secured Obligations; and third, after all Secured Obligations are repaid, the excess (if any) shall be refunded to Borrower.

4.2 Default Interest.  In the event any payment is not paid in whole or in part on the scheduled payment date (or within three (3) Business Days of the scheduled payment date, provided that such late payment is due to an ACH Failure), an amount equal to five percent (5%) of the past due amount shall be payable on demand, provided that no such amount shall be payable if such nonpayment is due to Lender’s failure to initiate debt entries pursuant to the ACH Authorization. In addition, upon the occurrence and during the continuation of an Event of Default hereunder, all Secured Obligations, including principal, interest, compounded interest, and professional fees, shall bear interest at a rate per annum equal to the rate set forth in Section 2.1(c) plus five percent (5%) per annum.  In the event any interest is not paid when due hereunder, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth in Section 2.1(c) or this Section 2.3, as applicable.

4.3 Prepayment.  At its option upon at least seven (7) Business Days prior notice to Agent (or such shorter notice period as agreed by Agent), Borrower may prepay ~~all~~the whole or ~~any portion~~part (but in an amount not less than $5,000,000 or less if the outstanding Advances are less than such amount at such time) of the outstanding 2019 Term Loan Advances ~~by paying the entire principal balance (or any portion thereof) with respect to the principal balance being prepaid,~~including all accrued and unpaid interest thereon~~,~~ (and, in the event of the payment in full of the 2019 Term Loan Advances, payment of all unpaid Lender's fees and expenses accrued to the date of the repayment (including, without limitation, the 2019 End of Term Charge)) together with a prepayment charge equal to the following percentage of the 2019 Term Loan ~~Advance~~Advances principal amount being prepaid~~:~~; if such 2019 Term Loan Advance principal amounts are prepaid in any of the first twelve (12) months following the Fourth Amendment Closing Date, ~~three~~two percent (~~3~~2%); ~~on or~~if such 2019 Term Loan Advance principal amounts are prepaid after twelve (12) months following the Fourth Amendment Closing Date but prior to twenty~~-~~ four (24) months~~, two percent (2%)~~ following the Fourth Amendment Closing Date,  one and ~~thereafter~~one half percent (1.5%); and if such 2019 Term Loan Advance principal amounts are prepaid after twenty four (24) months following the Fourth Amendment Closing Date but prior to the 2019 Term Loan Maturity Date, one percent (1%) (each, a “2019 Prepayment Charge”).

Borrower agrees that the 2019 Prepayment Charge is a reasonable calculation of Lender~~’~~'s lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early repayment of the 2019 Term Loan Advances.  Borrower shall prepay the outstanding amount of all principal and accrued interest through the prepayment date and ~~the~~all unpaid Lender's fees and expenses accrued to the date of the repayment (including, without limitation, the 2019 End of Term Charge) together with a 2019 Prepayment Charge (if any) upon the occurrence of a Change in Control.  For the avoidance of doubt, Lender and Agent agree that the 2019 Term A Loan Advance hereunder does not constitute prepayment of the Original Term Loan Advances and no prepayment charge or other premium shall be due and payable in connection with the conversion of the Original Term Loan Advances contemplated hereby.

Notwithstanding the foregoing, Agent and Lender agree to waive the 2019 Prepayment Charge if Agent and Lender (in its sole and absolute discretion) agree in writing to refinance the 2019 Term Loan Advances prior to the 2019 Term Loan Maturity Date.  Notwithstanding anything to the contrary contained in this Agreement, Borrower may rescind or delay any notice of prepayment if such prepayment would have resulted from a refinancing of all or a portion of the Term Loan Advances, which refinancing shall not be consummated or shall otherwise be delayed.

4.4 2019 End of Term Charge.  On the earliest to occur of (i) the 2019 Term Loan Maturity Date, (ii) the date that Borrower prepays the outstanding Secured Obligations ~~(other than any inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement)~~ in full, or (iii) the date that the Secured Obligations become due and payable, Borrower shall pay Lender a charge ~~of four and one half of one percent (4.5%) of the greater of (a) Five Million Dollars ($5,000,000) and (b) the total~~equal to 5.25%, multiplied by the aggregate original principal amount of all 2019 Term Loan Advances ~~made hereunder~~extended by Lender (the “2019 End of Term Charge”).   Notwithstanding the required payment date of such charge, ~~it~~the 2019 End of Term Charge with respect to any 2019 Term Loan Advance shall be deemed fully earned by Lender as of the ~~Closing Date~~date such 2019 Term Loan Advance is made.

4.5 Notes.  If so requested by Lender by written notice to Borrower, then Borrower shall execute and deliver to Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of Lender pursuant to Section 11.13) (promptly after the Borrower’s receipt of such notice) a Note or Notes to evidence Lender’s Loans.

4.6 Pro Rata Treatment.  Each payment (including prepayment) on account of any fee and any reduction of the Term Loan Advances shall be made pro rata according to the Term Commitments of the relevant Lender.  Each payment (including prepayment) on account of any fee and any reduction of the 2019 Term Loan Advances shall be made pro rata according to the 2019 Term Commitment of the relevant Lender.

4.7 Treatment of 2019 Prepayment Charge and 2019 End of Term Charge.  Borrower agrees that any 2019 Prepayment Charge payable hereunder shall be presumed to be the liquidated damages sustained by the Lender as the result of the early termination, and Borrower agrees that it is reasonable under the circumstances existing as of the Fourth Amendment Closing Date.  The 2019 Prepayment Charge (if any) and the 2019 End of Term Charge shall also be payable in the event the Secured Obligations are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure, or by any other means after acceleration of the Secured Obligations in accordance with the terms hereof.  Borrower expressly waives (to the fullest extent it may lawfully do so) the provisions of any present or future statute or law that prohibits or may prohibit the collection of the foregoing 2019 Prepayment Charge and 2019 End of Term Charge in connection with any such acceleration.  Borrower agrees (to the fullest extent that each may lawfully do so): (a) each of the 2019 Prepayment Charge and the 2019 End of Term Charge is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (b) each of the 2019 Prepayment Charge and the 2019 End of Term Charge shall be payable notwithstanding the then prevailing market rates at the time payment is made; (c) there has been a course of conduct between the Lender and Borrower giving specific consideration in this transaction for such agreement to pay the 2019 Prepayment Charge and the 2019 End of Term Charge as a charge (and not interest) in the event of prepayment (in the case of the 2019 Prepayment Charge or, to the extent the Secured Obligations are prepaid in full, the 2019 End of Term Charge) or acceleration (in the case of the 2019 Prepayment Charge and the 2019 End of Term Charge); (d) Borrower shall be estopped from claiming differently than as agreed to in this paragraph.  Borrower expressly acknowledges that their agreement to pay each of the 2019 Prepayment Charge and the 2019 End of Term Charge to the Lender as herein described was made on the Fourth Amendment Closing Date and continues to be a material inducement to the Lender to provide the 2019 Term Loan Advances.

SECTION 3. SECURITY INTEREST

3.1 As security for the prompt and complete payment when due (whether on the payment dates or otherwise) of all the Secured Obligations, Borrower grants to Agent a security interest in all of Borrower’s right, title, and interest in and to the following personal property whether now owned or hereafter acquired (collectively, the “Collateral”):  (a) Receivables; (b) Equipment; (c) Fixtures; (d) General Intangibles (other than Intellectual Property); (e) Inventory; (f) Investment Property; (g) Deposit Accounts; (h) Cash; (i) Goods; and all other tangible and intangible personal property of Borrower (other than Intellectual Property) whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Borrower and wherever located, and any of Borrower’s property in the possession or under the control of Agent; and, to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing; provided, however, that the Collateral shall include all Accounts and General Intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the Intellectual Property (the “Rights to Payment”).  Notwithstanding the foregoing, Borrower is not granting to Agent, and Agent is not receiving from Borrower, any grant of security interest in (a) any Excluded Account, (b) any of the outstanding capital stock or other equity interests of any owned (x) Foreign Subsidiary (other than an Eligible Foreign Subsidiary) or (y) Foreign Subsidiary HoldCo of Borrower in excess of sixty-five percent (65%) of the equity interests (as determined for U.S. federal income tax purposes) of such Subsidiary, (c) any of the outstanding capital stock or other equity interests of a Subsidiary owned by a Foreign Subsidiary HoldCo, (d) equipment financed by capital leases or purchase money financing, products, proceeds and insurance proceeds of the foregoing, but only to the extent and for so long as the agreements under which the equipment is financed prohibit granting a security interest therein to Lender, or (e) any particular asset if the pledge thereof or the security interest therein is prohibited or restricted by applicable law, rule or regulation (including any requirement to obtain the consent of any governmental authority, regulatory authority or third party), provided that the foregoing exclusion of this clause (e) shall in no way be construed (1) to apply to the extent that any described prohibition or restriction is unenforceable under Section 9-406, 9-407, 9-408, or 9-409 of the UCC or other applicable law or (2) to apply to the extent that any consent or waiver has been obtained, or is hereafter obtained, that would permit the Agent’s security interest or Lien notwithstanding the prohibition or restriction on the pledge of such asset.

3.2 For the avoidance of doubt, without the written agreement of Borrower, the Excluded Subsidiary is not granting to Agent, and Agent is not receiving from the Excluded Subsidiary, any grant of a security interest in the Excluded Subsidiary’s property or assets, whether now owned or hereafter acquired.  Notwithstanding the previous sentence, nothing herein will limit the Agent’s (i) ability to require Borrower to completely liquidate the Excluded Subsidiary and transfer all proceeds of such liquidation to an account in the name of Borrower that is subject to an Account Control Agreement pursuant to the terms of Section ~~7.15~~7.12(b) hereof, or (ii) rights and remedies under the Loan Documents upon the occurrence and during the continuance of an Event of Default

3.3 If this Agreement is terminated in accordance with its terms, Agent’s Lien in the Collateral shall continue until the Secured Obligations (other than inchoate indemnity obligations) are satisfied in full, and at such time Agent shall, at Borrower’s sole cost and expense, authorize Borrower to terminate its security interest in the Collateral and all rights therein shall automatically revert to Borrower.  Agent shall execute such documents and take such other steps as are reasonably necessary for Borrower to accomplish the foregoing, all at Borrower’s sole cost and expense.

SECTION 4. CONDITIONS PRECEDENT TO LOAN

The obligations of Lender to make the ~~Term Loan~~ Advances hereunder, in each case, are subject to the satisfaction by Borrower of the following conditions:

4.1 Initial Advance. On or prior to the Closing Date, Borrower shall have delivered to Agent the following:

(a) executed copies of the Loan Documents, Account Control Agreements, a legal opinion of Borrower’s counsel, and all other documents and instruments reasonably required by Agent to effectuate the transactions contemplated hereby or to create and perfect the Liens of Agent with respect to all Collateral, in all cases in form and substance reasonably acceptable to Agent;
(b) certified copy of resolutions of the Board evidencing approval of the Loan and other transactions evidenced by the Loan Documents;
(c) certified copies of the Certificate of Incorporation and the Bylaws, as amended through the Closing Date, of Borrower;

(d) a certificate of good standing for Borrower from its state of incorporation and similar certificates from all other jurisdictions in which it does business and where the failure to be qualified would have a Material Adverse Effect;

(e) payment of the Due Diligence Fee, the Facility Charge and reimbursement of Agent’s and Lender’s current expenses reimbursable pursuant to this Agreement, which amounts may be deducted from the initial Advance;

(f) an executed copy of a legal opinion of Borrower’s counsel dated as of the Closing Date; and
(g) such other documents as Agent may reasonably request.
4.2 All Advances. On each Advance Date:

(a) Agent shall have received (i) an Advance Request for the relevant Advance as required by Section 2.1(b) or Section 2.1.1(b), as applicable, duly executed by Borrower’s Chief Executive Officer or Chief Financial Officer, and (ii) any other documents Agent may reasonably request.

(b) the representations and warranties set forth in this Agreement shall be true and correct in all material respects on and as of the Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date;

(c) Borrower shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Advance no Event of Default shall have occurred and be continuing; and

(d) each Advance Request shall be deemed to constitute a representation and warranty by Borrower on the relevant Advance Date as to the matters specified in paragraphs (b) and (c) of this Section 4.2 and as to the matters set forth in the Advance Request.

4.3 No Default.  As of the Closing Date and each Advance Date, (i) no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default and (ii) no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF BORROWER

Borrower represents and warrants that:

5.1 Corporate Status.  Borrower is a corporation duly organized, legally existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation in all jurisdictions in which the nature of its business or location of its properties require such qualifications and where the failure to be qualified could reasonably be expected to have a Material Adverse Effect.  Borrower’s present name, former names (if any), locations, place of formation, tax identification number, organizational identification number and other information are correctly set forth in Exhibit C, as may be updated by Borrower in a written notice (including any Compliance Certificate) provided to Agent after the Closing Date.

5.2 Collateral.  Borrower owns the Collateral and the Intellectual Property, free of all Liens, except for Permitted Liens.  Borrower has the power and authority to grant to Agent a Lien in the Collateral as security for the Secured Obligations.

5.3 Consents.  Borrower’s execution, delivery and performance of this Agreement and all other Loan Documents (i) have been duly authorized by all necessary corporate action of Borrower, (ii) will not result in the creation or imposition of any Lien upon the Collateral, other than Permitted Liens and the Liens created by this Agreement and the other Loan Documents, (iii) do not violate any provisions of Borrower’s Certificate or Articles of Incorporation (as applicable), bylaws, or any, law, regulation, order, injunction, judgment, decree or writ to which Borrower is subject and (iv) except as described on Schedule 5.3, do not violate any contract or agreement or require the consent or approval of any other Person which has not already been obtained, except for consents and approvals the failure of which to obtain could not reasonably be expected to have a material adverse effect on Borrower’s business.  The individual or individuals executing the Loan Documents are duly authorized to do so.

5.4 Material Adverse Effect. No event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

5.5 Actions Before Governmental Authorities.  There are no actions, suits or proceedings at law or in equity or by or before any governmental authority now pending or, to the knowledge of Borrower, threatened against or affecting Borrower or its property, that is reasonably expected to result in a Material Adverse Effect.

5.6 Laws. Borrower is not in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any governmental authority, where such violation or default is reasonably expected to result in a Material Adverse Effect.  Borrower is not in default in any manner under any provision of any agreement or instrument evidencing material Indebtedness in excess of One Hundred Fifty Thousand Dollars ($150,000), or any other material agreement to which it is a party or by which it is bound, which default could reasonably be expected to have a material adverse effect on Borrower’s business.  Borrower, its Subsidiaries and, to the knowledge of the Borrower and its Subsidiaries, any agent or other party acting on behalf of Borrower or its Subsidiaries are in compliance with all applicable anti-money laundering, economic sanctions and anti-bribery laws and regulations, and none of the funds to be provided under this Agreement will be used, directly or indirectly, for any activities in violation of such laws and regulations.

5.7 Information Correct and Current.  No information, report, Advance Request, financial statement, exhibit or schedule furnished, by or on behalf of Borrower to Agent in connection with any Loan Document or included therein or delivered pursuant thereto contained, or, when taken as a whole, contains or will contain any material misstatement of fact or, when taken together with all other such information or documents, omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not materially misleading at the time such statement was made or deemed made. Additionally, any and all financial or business projections provided by Borrower to Agent, whether prior to or after the Closing Date, shall be (i) provided in good faith and based on the most current data and information available to Borrower, and (ii) the most current of such projections provided to the Board (it being understood that such projections are subject to significant uncertainties and contingencies, many of which are beyond the control of Borrower, that no assurance is given that any particular projections will be realized, that actual results may differ).

5.8 Tax Matters.  Except as described on Schedule 5.8 and except those being contested in good faith with adequate reserves under GAAP, (a) Borrower has filed all material federal, state and local tax returns that it is required to file, (b) Borrower has duly paid or fully reserved for all taxes or installments thereof (including any interest or penalties) as and when due, which have become due pursuant to such returns, and (c) Borrower has paid or fully reserved for any tax assessment received by Borrower for the three (3) years preceding the Closing Date, if any (including any taxes being contested in good faith and by appropriate proceedings) in each case, other than with respect to taxes that do not exceed Fifty Thousand Dollars ($50,000) in the aggregate.

5.9 Intellectual Property Claims.  Borrower is the sole owner of, or otherwise has the right to use, the Intellectual Property material to Borrower’s business.  Except as described on Schedule 5.9, (i) each of the Copyrights, Trademarks and Patents is valid and enforceable, (ii) no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and (iii) to the best of Borrower’s knowledge, no claim has been made to Borrower that any part of the Intellectual Property violates the rights of any third party which could reasonably be expected to have a material adverse effect on Borrower’s business. Exhibit D is a true, correct and complete list of each of Borrower’s Patents, registered Trademarks, registered Copyrights, and material agreements under which Borrower licenses Intellectual Property from third parties (other than shrink-wrap software licenses), together with application or registration numbers, as applicable, owned by Borrower or any Subsidiary, in each case as of the Closing Date. Borrower is not in breach of, nor has Borrower failed to perform any obligations under, any of the foregoing contracts, licenses or agreements and, to Borrower’s knowledge, no third party to any such contract, license or agreement is in breach thereof or has failed to perform any obligations thereunder, in each case, to the extent such breach could be reasonably expected to have a material adverse effect on Borrower’s business.

5.10 Intellectual Property.  To Borrower’s knowledge, except as described on Schedule 5.10, Borrower has all material rights with respect to Intellectual Property necessary in the operation or conduct of Borrower’s business as currently conducted by Borrower.  Without limiting the generality of the foregoing, and in the case of Licenses, except for restrictions that are unenforceable under Division 9 of the UCC, Borrower has the right, to the extent required to operate Borrower’s business, to freely transfer, license or assign Intellectual Property necessary or material in the operation or conduct of Borrower’s business as currently conducted by Borrower, without condition, restriction or payment of any kind (other than license payments in the ordinary course of business) to any third party, and Borrower owns or has the right to use, pursuant to valid licenses, all software development tools, library functions, compilers and all other third-party software and other items that are material to Borrower’s business and used in the design, development, promotion, sale, license, manufacture, import, export, use or distribution of Borrower Products that are material to Borrower’s business except customary covenants in inbound license agreements, equipment and real property leases where Borrower is the licensee or lessee.

5.11 Borrower Products.  Except as described on Schedule 5.11, no Intellectual Property owned by Borrower or Borrower Product has been or is subject to any actual or, to the knowledge of Borrower, threatened in writing litigation, proceeding (including any proceeding in the United States Patent and Trademark Office or any corresponding foreign office or agency) or outstanding decree, order, judgment, settlement agreement or stipulation that restricts in any manner Borrower’s use, transfer or licensing thereof or that may affect the validity, use or enforceability thereof, in each case, which could reasonably be expected to have a material adverse effect on Borrower’s business.  There is no decree, order, judgment, agreement, stipulation, arbitral award or other provision entered into in connection with any litigation or proceeding that obligates Borrower to grant licenses or ownership interest in any future Intellectual Property related to the operation or conduct of the business of Borrower or Borrower Products.  Except as set forth on the Compliance Certificate, Borrower has not received any written notice or claim, or, to the knowledge of Borrower, oral notice or claim, challenging or questioning Borrower’s ownership in any Intellectual Property material to Borrower’s business (or written notice of any claim challenging or questioning the ownership in any licensed Intellectual Property material to Borrower’s business of the owner thereof) or suggesting that any third party has any claim of legal or beneficial ownership with respect thereto nor, to Borrower’s knowledge, in each case, is there a reasonable basis for any such claim.  Neither Borrower’s use of its Intellectual Property material to Borrower’s business nor the production and sale of Borrower Products material to Borrower’s business infringes the Intellectual Property or other rights of others.

5.12 Financial Accounts.  Exhibit E, as may be updated by the Borrower in a written notice provided to Agent after the Closing Date, is a true, correct and complete list of (a) all banks and other financial institutions at which Borrower or any Subsidiary maintains Deposit Accounts and (b) all institutions at which Borrower or any Subsidiary maintains an account holding Investment Property, and such exhibit correctly identifies the name, address and telephone number of each bank or other institution, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

5.13 Employee Loans.  Except as permitted by Section 7.7(a), Borrower has no outstanding loans to any employee, officer or director of the Borrower nor has Borrower guaranteed the payment of any loan made to an employee, officer or director of the Borrower by a third party.

5.14 Capitalization and Subsidiaries.  Borrower does not own any stock, partnership interest or other securities of any Person, except for Permitted Investments.  Attached as Schedule 5.14, as may be updated by Borrower in a written notice provided after the Closing Date, is a true, correct and complete list of each Subsidiary.

SECTION 6. INSURANCE; INDEMNIFICATION

6.1 Coverage.  Borrower shall cause to be carried and maintained commercial general liability insurance, on an occurrence form, against risks customarily insured against in Borrower’s line of business.  Such risks shall include the risks of bodily injury, including death, property damage, personal injury, advertising injury, and contractual liability per the terms of the indemnification agreement found in Section 6.3.  Borrower must maintain a minimum of Two Million Dollars ($2,000,000) of commercial general liability insurance for each occurrence; any combination of primary and umbrella liability policies may be utilized in order to maintain this limit.  Borrower has and agrees to maintain a minimum of Two Million Dollars ($2,000,000) of directors’ and officers’ insurance for each occurrence and Five Million Dollars ($5,000,000) in the aggregate.  So long as there are any Secured Obligations outstanding (other than inchoate indemnity obligations), Borrower shall also cause to be carried and maintained insurance upon the Collateral, insuring against all risks of physical loss or damage howsoever caused, in an amount not less than the full replacement cost of the Collateral, provided that such insurance may be subject to standard exceptions and deductibles.

6.2 Certificates.  Borrower shall deliver to Agent certificates of insurance for its global master insurance policies, which shall evidence Borrower’s compliance with its insurance obligations in Section 6.1 and the obligations contained in this Section 6.2.  Borrower’s insurance certificate shall state Agent (shown as “Hercules Capital, Inc., as Agent”) is an additional insured for its global master commercial general liability insurance policies, a loss payee for all global master risk property damage insurance policies, subject to the insurer’s approval, and a loss payee for its global master property insurance policies and additional insured for liability insurance for any future global master insurance that Borrower may acquire from such insurer.  Attached to the certificates of insurance will be additional insured endorsements for global master liability and lender’s loss payable endorsements for all global master risk property damage insurance.  All such certificates of insurance will provide for a minimum of thirty (30) days advance written notice to Agent of cancellation (other than cancellation for non-payment of premiums, for which ten (10) days’ advance written notice shall be sufficient) or any other change adverse to Agent’s interests.  Any failure of Agent to scrutinize such insurance certificates for compliance is not a waiver of any of Agent’s rights, all of which are reserved.  Borrower shall provide Agent with a copy of each global master insurance policy, and upon entering or amending any such global master insurance policy required hereunder, Borrower shall provide Agent with a copy of such global master insurance policies and shall promptly deliver to Agent updated insurance certificates with respect to such global master insurance policies.

6.3 Indemnity.  Borrower agrees to indemnify and hold Agent, Lender and their officers, directors, employees, agents, in-house attorneys, representatives and shareholders (each, an “Indemnified Person”) harmless from and against any and all claims, costs, expenses, damages and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort), including reasonable and invoiced out-of-pocket costs (including attorneys’ fees) and disbursements and other costs of investigation or defense within ten (10) days of receipt of such invoice (which ten (10) day period shall not apply to costs, expenses, damages and liabilities, out-of-pocket costs (including attorneys’ fees) and disbursements and other costs of investigation or defense (including those incurred upon any appeal) due on the 2019 Term Loan Maturity Date or in connection with a payoff in full of the Secured Obligations) (collectively, “Liabilities”), that may be instituted or asserted against or incurred by such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or the administration of such credit, or in connection with or arising out of the transactions contemplated hereunder and thereunder, or any actions or failures to act in connection therewith, or arising out of the disposition or utilization of the Collateral, excluding in all cases Liabilities to the extent resulting solely from any Indemnified Person’s gross negligence or willful misconduct. Borrower agrees to pay, and to save Agent and Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes (excluding taxes imposed on or measured by the net income of Agent or Lender) that may be payable or determined to be payable with respect to any of the Collateral or this Agreement.  In no event shall any Indemnified Person be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings). ~~This Section 6.3 shall survive the repayment of indebtedness under, and otherwise shall survive the expiration or other termination of, the Loan Agreement.~~  This Section 6.3 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.  This Section 6.3 shall survive the repayment of indebtedness under, and otherwise shall survive the expiration or other termination of, the Agreement.

SECTION 7. COVENANTS OF BORROWER

Borrower agrees as follows:

7.1 Financial Reports. Borrower shall furnish to Agent the financial statements and reports listed hereinafter (the “Financial Statements”):

(a) as soon as practicable (and in any event within 30 days) after the end of each calendar month (commencing with the month ending March 31, 2017), unaudited interim and year-to-date financial statements as of the end of such month (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against Borrower) or any other occurrence that would reasonably be expected to have a Material Adverse Effect, all certified by Borrower’s Chief Executive Officer or Chief Financial Officer to the effect that they have been prepared in a manner consistent with past practice by management, except (i) for the absence of footnotes, (ii) that they are subject to normal year end adjustments, and (iii) they do not contain certain non-cash items that are customarily included in quarterly and annual financial statements;

(b) as soon as practicable (and in any event within forty-five (45) days) after the end of the last day of each of the first three fiscal quarters of each fiscal year, unaudited interim and year-to-date financial statements as of the end of such calendar quarter (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against Borrower) or any other occurrence that would reasonably be expected to have a Material Adverse Effect,  certified by Borrower’s Chief Executive Officer or Chief Financial Officer to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, and (ii) that they are subject to normal year -end adjustments;

(c) (i) as soon as practicable (and in any event within ninety (90) days) after the end of each fiscal year, unqualified (other than a going concern qualification solely with respect to the maturity of any outstanding ~~Term Loan~~ Advances) audited financial statements as of the end of such year (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows, and setting forth in comparative form the corresponding figures for the preceding fiscal year, certified by a firm of independent certified public accountants selected by Borrower and reasonably acceptable to Agent, (it being understood that any nationally recognized big four accounting firm is reasonably acceptable to Agent) and (ii) as soon as practical (and in any event within ten (10) days after delivery of the financial statements in the foregoing clause (i), any management report from such accountants;

(d) as soon as practicable (and in any event within 30 days) after the end of each month, a Compliance Certificate in the form of Exhibit F;
(e) at Agent’s written request, a report showing agings of accounts receivable and accounts payable;

(f) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports that Borrower has made available to holders of Verastem’s Common Stock and copies of any regular, periodic and special reports or registration statements that Borrower files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or any national securities exchange;

(g) financial and business projections promptly following their approval by the Board, and in any event, within sixty (60) days subsequent to the end of Borrower’s fiscal year, as well as budgets, operating plans and other financial information reasonably requested by Agent (provided that Borrower and its Subsidiaries shall not be obligated to disclose pursuant to this Section 7.1(g) any privileged attorney-client communication, or information that Borrower is not permitted by statute, regulation, or court order to disclose).

Borrower shall not make any material change in its (a) accounting policies or reporting practices except for any change required by GAAP through the mandate of new procedures, unless Borrower used commercially reasonable efforts to notify Agent within thirty (30) days in advance of such change, or (b) fiscal years or fiscal quarters, unless Borrower shall have notified Agent in writing within thirty (30) days in advance of such change.  The fiscal year of Borrower shall end on December 31.

The executed Compliance Certificate may be sent via email to Agent at legal@herculestech.com.  All Financial Statements required to be delivered pursuant to clauses (a), (b) and (c) shall be sent via e-mail to financialstatements@herculestech.com with a copy to legal@herculestech.com provided, that if e-mail is not available or sending such Financial Statements via e-mail is not possible, they shall be sent to Agent at~~: legal@herculestech.com~~ the address set forth in Section 11.2(a), attention Chief Credit Officer.

Notwithstanding the foregoing, documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower emails a link thereto to Agent; provided that Borrower shall directly provide Agent all Financial Statements required to be delivered pursuant to Section 7.1(b) and (c) hereunder.

7.2 Management Rights.  Borrower shall permit any representative that Agent or Lender authorizes, including its attorneys and accountants, to inspect the Collateral and examine and make copies and abstracts of the books of account and records of Borrower at reasonable times and upon reasonable notice during normal business hours; provided, however, that so long as no

Event of Default has occurred and is continuing, such examinations shall be limited to no more often than once per fiscal year.  In addition, any such representative shall have the right to meet with management and officers of Borrower to discuss such books of account and records at reasonable times and upon reasonable notice during normal business hours.  In addition, Agent or Lender shall be entitled at reasonable times and intervals acceptable to Borrower to consult with and advise the management and officers of Borrower concerning significant business issues affecting Borrower; provided that management and officers of Borrower shall not be bound to accept any such advisement.  Such consultations shall not unreasonably interfere with Borrower’s business operations.  The parties intend that the rights granted Agent and Lender shall constitute “management rights” within the meaning of 29 C.F.R. Section 2510.3-101(d)(3)(ii), but that any advice, recommendations or participation by Agent or Lender with respect to any business issues shall not be deemed to give Agent or Lender, nor be deemed an exercise by Agent or Lender of, control over Borrower’s management or policies.

7.3 Further Assurances.  Borrower shall from time to time execute, deliver and file, alone or with Agent, any financing statements, security agreements, collateral assignments, notices, control agreements, or other documents to perfect or give the highest priority to Agent’s Lien on the Collateral (subject only to Permitted Liens that have superior priority to Agent’s Lien under this Agreement).  Borrower shall from time to time procure any instruments or documents as may be reasonably requested by Agent, and take all further action that may be necessary, or that Agent may reasonably request, to perfect and protect the Liens granted hereby and thereby.  In addition, and for such purposes only, Borrower hereby authorizes Agent to execute and deliver on behalf of Borrower and to file such financing statements (including an indication that the financing statement covers “all assets or all personal property” of Borrower in accordance with Section 9-504 of the UCC), collateral assignments, notices, control agreements, security agreements and other documents without the signature of Borrower either in Agent’s name or in the name of Agent as agent and attorney-in-fact for Borrower.  Borrower shall protect and defend Borrower’s title to the Collateral and Agent’s Lien thereon against all Persons claiming any interest adverse to Borrower or Agent other than Permitted Liens.

7.4 Indebtedness.  Borrower shall not create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness, or prepay any Indebtedness (other than in connection with refinancings thereof; provided that the principal amount of such Indebtedness is not increased) or take any actions which impose on Borrower an obligation to prepay any Indebtedness, except for (a) the conversion of Indebtedness into equity securities and the payment of cash in lieu of (i) fractional shares in connection with such conversion and (ii) shares to the extent that the number of shares of the Verastem’s common stock due upon such conversion would exceed the aggregate number of shares of Verastem’s common stock authorized but not issued and shares of Verastem’s common stock held in treasury and reserved for issuance in connection with a Permitted Convertible Debt Financing (any such cash payments, “Permitted Conversion Payments”), (b) purchase money Indebtedness pursuant to its then applicable payment schedule, (c) prepayment by a Borrower or any Subsidiary of (i) inter-company Indebtedness owed by such Borrower or

Subsidiary to any Borrower, or (ii) if such Subsidiary is not a Borrower, intercompany Indebtedness owed by such Subsidiary to another Subsidiary that is not a Borrower or (d) as otherwise permitted hereunder or approved in writing by Agent.

7.5 Collateral.  Borrower shall at all times keep the Collateral, the Intellectual Property and all other property and assets used in Borrower’s business or in which Borrower now or hereafter holds any interest free and clear from any legal process or Liens whatsoever (except for Permitted Liens), and shall give Agent prompt written notice of any legal process affecting the Collateral, the Intellectual Property, such other property and assets, or any Liens thereon, provided however, that the Collateral and such other property and assets may be subject to Permitted Liens except that there shall be no Liens whatsoever on Intellectual Property.  Borrower shall not agree with any Person other than Agent or Lender not to encumber its property other than (i) as is otherwise permitted in the definitions of “Permitted Transfers” and “Permitted Liens” and (ii) restrictions by reason of customary provisions restricting assignment, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements as the case may be).  Borrower shall not enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Borrower to create, incur, assume or suffer to exist any Lien upon any of its Intellectual Property, whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party other than (a) this Agreement and the other Loan Documents, (b) any agreements governing any purchase money Liens or capital lease obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby) and (c) customary restrictions on the assignment of leases, licenses and other agreements.  Borrower shall cause its Subsidiaries to protect and defend such Subsidiary’s title to its assets from and against all Persons claiming any interest adverse to such Subsidiary, and Borrower shall cause its Subsidiaries at all times to keep such Subsidiary’s property and assets free and clear from any legal process or Liens whatsoever (except for Permitted Liens, provided however, that there shall be no Liens whatsoever on Intellectual Property), and shall give Agent prompt written notice of any legal process affecting such Subsidiary’s assets.

7.6 Investments. Borrower shall not directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

7.7 Distributions.  Borrower shall not, and shall not allow any Subsidiary to, (a) repurchase or redeem any class of stock or other equity interest other than pursuant to employee, director or consultant repurchase plans or other similar agreements, provided, however, in each case the repurchase or redemption price does not exceed the original consideration paid for such stock or equity interest and such repurchases or redemptions are in an aggregate amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases, or (b) declare or pay any cash dividend or make a cash distribution on any class of stock or other equity interest, except that a Subsidiary may pay dividends or make distributions to Borrower, or (c) lend money to any employees, officers or directors or guarantee the payment of any such loans granted by a third party in excess of One Hundred Fifty Thousand Dollars ($150,000) in the aggregate or (d) waive, release or forgive any Indebtedness owed by any employees, officers or directors in excess of One Hundred Fifty Thousand Dollars ($150,000) in the aggregate.

7.8 Transfers.  Except for Permitted Transfers, Borrower shall not, and shall not allow any Subsidiary to, voluntarily or involuntarily transfer, sell, lease, license, lend or in any other manner convey any equitable, beneficial or legal interest in any material portion of its assets.

7.9 Mergers or Acquisitions.  Borrower shall not merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization (other than mergers or consolidations of (a) a Subsidiary which is not a Borrower into another Subsidiary or into Borrower or (b) a Borrower into another Borrower), or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person without the prior written consent of Agent.

7.10 Taxes.

(a) Borrower and its Subsidiaries shall pay when due all material taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against Borrower, Agent, Lender or the Collateral or upon Borrower’s ownership, possession, use, operation or disposition thereof or upon Borrower’s rents, receipts or earnings arising therefrom (in the case of Agent and Lender, solely as a result of the transactions contemplated hereby), in each case other than Excluded Taxes~~)~~.

(b) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and Agent, at the time or times reasonably requested by Borrower or Agent, such properly completed and executed documentation reasonably requested by Borrower or Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, Lender, if reasonably requested by Borrower or Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or Agent as will enable Borrower and Agent to determine whether or not Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than Internal Revenue Service Form W-9 or the relevant Internal Revenue Service Form W-8) shall not be required if in Lender’s reasonable judgment such completion, execution or submission would subject Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of Lender.

(c) Without limiting the generality of the foregoing, if a payment made to a Lender would be subject to U.S. federal withholding Tax imposed by FATCA if Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), Lender shall deliver to Borrower and Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Agent as may be necessary for Borrower and Agent to comply with its obligations under FATCA and to determine that Lender has complied with Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (c), “FATCA” shall include any amendments made to FATCA after the date hereof.

(d) Borrower shall file on or before the due date therefor all personal property tax returns in respect of the Collateral.  Notwithstanding the foregoing, Borrower may contest, in good faith and by appropriate proceedings, taxes for which Borrower maintains adequate reserves therefor in accordance with GAAP.

7.11 Corporate Changes.  Neither Borrower nor any Subsidiary shall change its corporate name, legal form or jurisdiction of formation without twenty (20) days’ prior written notice to Agent.  Neither Borrower nor any Subsidiary shall suffer a Change in Control.  Neither Borrower nor any Subsidiary shall relocate its chief executive office or its principal place of business unless: (i) it has provided prior written notice to Agent; and (ii) such relocation shall be within the continental United States of America.  Neither Borrower nor any Qualified Subsidiary shall relocate any item of Collateral (other than (w) Permitted Transfers, (x) movements of Inventory and/or clinical pharmaceutical compounds and/or drugs to, from and between storage depots and clinical sites in the ordinary course of business, (y) relocations of Equipment having an aggregate value of up to Two Hundred Thousand Dollars ($200,000) in any fiscal year, and (z) relocations of Collateral from a location described on Exhibit C to another location described on Exhibit C) unless (i) it has provided prompt written notice to Agent, (ii) such relocation is within the continental United States of America and, (iii) if such relocation is to a third party bailee, and such relocated (x) Collateral (other than clinical pharmaceutical compounds and/or drug) has an aggregate value in excess of Five Hundred Thousand Dollars ($500,000), or (y) clinical pharmaceutical compounds and/or drugs has an aggregate value in excess of One Million Dollars ($1,000,000), it has used its commercially reasonable efforts to deliver a bailee agreement in form and substance reasonably acceptable to Agent.

7.12 Deposit Accounts.

(a) Neither Borrower nor any Qualified Subsidiary shall maintain any Deposit Accounts, or accounts holding Investment Property, except with respect to which Agent has an Account Control Agreement; provided that no Account Control Agreement shall be required for any (i) accounts securing Borrower’s reimbursement obligations under letters of credit permitted under subsections (vi) and (xiv) of Permitted Liens and (ii) Excluded Accounts.

(b) If at any time the Borrower is not in compliance with the Liquidity Threshold, Borrower shall immediately completely liquidate the Excluded Subsidiary and transfer all proceeds of such liquidation to an account in the name of a Borrower subject to an Account Control Agreement.

7.13 Subsidiaries.  Borrower shall notify Agent of each Subsidiary formed subsequent to the Closing Date and, within twenty (20) days of formation, shall cause any such Qualified Subsidiary to execute and deliver to Agent a Joinder Agreement.

7.14 Notification of Event of Default. Borrower shall notify Agent immediately of the occurrence of any Event of Default.

7.15 ~~Liquidity Requirement.  Borrower shall at all times maintain in accounts of Borrower that are subject to an Account Control Agreement, unrestricted and unencumbered (other than as a result of this Agreement) Cash in an aggregate amount greater than or equal to the lesser of (a) one hundred twenty-five percent (125%) of the aggregate outstanding Advances and (b) one hundred percent (100%) of all Cash of Borrower maintained in any accounts (other than Cash held in Excluded Accounts) (the “Liquidity Requirement”).  In addition to and without limiting the foregoing, if at any time Borrower’s unrestricted and unencumbered Cash maintained in accounts of Borrower that are subject to an Account Control Agreement is less than one hundred twenty-five percent (125%) of the aggregate outstanding Advances, Borrower shall immediately completely liquidate the Excluded Subsidiary and transfer all proceeds of such liquidation to an account in the name of Borrower that is subject to an Account Control Agreement.~~Financial Covenants.

(a) As of the last day of each fiscal quarter following the date on which Borrower has received 2019 Term Loan Advances in an aggregate amount of at least Forty Million Dollars ($40,000,000), Borrower shall satisfy the Net Product Revenue Threshold.  Notwithstanding the foregoing, Borrower shall not be required to satisfy the Net Product Revenue Threshold for any fiscal quarter under this Section 7.15(a) if Borrower satisfied the Liquidity Threshold at all times during such fiscal quarter and continues to satisfy the Liquidity Threshold at all times thereafter until Borrower satisfies the Net Product Revenue Threshold.

(b) Borrower shall at all times (i) satisfy the Liquidity Threshold, or (ii) maintain all Cash of Borrower and its Qualified Subsidiaries (other than Cash in an Excluded Account) in accounts in the name of Borrower that are subject to an Account Control Agreement.

7.16 Post-Closing Deliverables. Borrower shall deliver to Agent within thirty (30) Business Days after the Closing Date, endorsements to Borrower’s global master property and liability policies, which endorsements shall name Agent as lender loss payee or additional insured, as applicable and provide that Agent shall receive prior notice of cancellation of such property and liability policies.

7.17 Compliance with Laws.  Borrower shall maintain, and shall cause its Subsidiaries to maintain, compliance in all respects with all applicable laws, rules or regulations (including any law, rule or regulation with respect to the making or brokering of loans or financial accommodations), and shall, or cause its Subsidiaries to, obtain and maintain all required governmental authorizations, approvals, licenses, franchises, permits or registrations reasonably necessary in connection with the conduct of Borrower’s business, unless, in each case, the failure to so maintain, comply or obtain could not reasonably be expected to have a Material Adverse Effect.

SECTION 8. [RESERVED]
SECTION 9. EVENTS OF DEFAULT

The occurrence of any one or more of the following events shall be an Event of Default:

9.1 Payments.  Borrower fails to pay any amount due under this Agreement or any of the other Loan Documents on the due date; provided, however, that an Event of Default shall not occur on account of a failure to pay due solely to an administrative or operational error of Agent or Lender or Borrower’s bank if Borrower had the funds to make the payment when due and makes the payment within three (3) Business Days following Borrower’s knowledge of such failure to pay; or

9.2 Covenants.  Borrower breaches or defaults in the performance of any covenant or Secured Obligation under this Agreement, or any of the other Loan Documents or any other agreement among Borrower, Agent and Lender, and (a) with respect to a default under any covenant under this Agreement (other than under Sections 6 (other than delivery of certificates of insurance pursuant to Section 6.2), 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.14, 7.15, and 7.16) and any other Loan Document or any other agreement among Borrower, Agent and Lender, such default continues for more than fifteen (15) days after the earlier of the date on which (i) Agent or Lender has given notice of such default to Borrower and (ii) Borrower has actual knowledge of such default or (b) with respect to a default under any of Sections 6 (other than delivery of certificates of insurance pursuant to Section 6.2), 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.14 7.15, and 7.16 (provided, however for (i) Section 6.2 Borrower fails to cure such default within fifteen (15) Business Days, and (ii) Section 7.15, Borrower fails to cure such default within one (1) Business Day), the occurrence of such default; or

9.3 Material Adverse Effect. A circumstance has occurred that would reasonably be expected to have a Material Adverse Effect; or
9.4 Representations. Any representation or warranty made by Borrower in any Loan Document shall have been false or misleading in any material respect when made or when deemed made; or
9.5 Insolvency. Borrower (A) (i) shall make an assignment for the benefit of creditors; or (ii) shall be unable to pay its debts as they become due, or be unable to pay or perform under the Loan Documents, or shall become insolvent; or (iii) shall file a voluntary petition in bankruptcy; or (iv) shall file any petition, answer, or document seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances; or (v) shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of Borrower or of all or any substantial part (i.e., 33-1/3% or more) of the assets or property of Borrower; or (vi) shall cease operations of its business as its business has normally been conducted, or terminate substantially all of its employees; or (vii) Borrower or the Board or majority shareholders shall take any action initiating any of the foregoing actions described in clauses (i) through (vi); or (B) either (i) forty-five (45) days shall have expired after the commencement of an involuntary action against Borrower seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, without such action being dismissed or all orders or proceedings thereunder affecting the operations or the business of Borrower being stayed; or (ii) a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed; or (iii) Borrower shall file any answer admitting or not contesting the material allegations of a petition filed against Borrower in any such proceedings; or (iv) the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or (v) forty-five (45) days shall have expired after the appointment, without the consent or acquiescence of Borrower, of any trustee, receiver or liquidator of Borrower or of all or any substantial part of the properties of Borrower without such appointment being vacated; or

9.6 Attachments; Judgments.  Any portion of Borrower’s assets is attached or seized, or a levy is filed against any such assets, or a judgment or judgments is/are entered for the payment of money (not covered by independent third party insurance as to which liability has not been rejected by such insurance carrier), individually or in the aggregate, of at least Two Hundred Thousand Dollars ($200,000), or Borrower is enjoined or in any way prevented by court order from conducting any part of its business, and such attachment, seizure, levy, judgment or enjoinment is not, within fifteen (15) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); or

9.7 Other Obligations.  The occurrence of any default under any agreement or obligation of Borrower involving any Indebtedness in excess of Two Hundred Thousand Dollars ($200,000), after giving effect to any applicable grace period thereunder, which has resulted in a right by a third party to accelerate the maturity of such Indebtedness.

SECTION 10. REMEDIES

10.1 General.  Upon and during the continuance of any one or more Events of Default, (i) Agent may, and at the direction of the Required Lenders shall, accelerate and demand payment of all or any part of the Secured Obligations together with a 2019 Prepayment Charge and declare them to be immediately due and payable (provided, that upon the occurrence of an Event of Default of the type described in Section 9.5, all of the Secured Obligations shall automatically be accelerated and made due and payable, in each case without any further notice or act), (ii) Agent may, at its option, sign and file in Borrower’s name any and all collateral assignments, notices, control agreements, security agreements and other documents it deems necessary or appropriate to perfect or protect the repayment of the Secured Obligations, and in furtherance thereof, Borrower hereby grants Agent an irrevocable power of attorney coupled with an interest, and (iii) Agent may notify any of Borrower’s account debtors to make payment directly to Agent, compromise the amount of any such account on Borrower’s behalf and endorse Agent’s name without recourse on any such payment for deposit directly to Agent’s account.  Upon and during the continuance of any one or more Events of Default, Agent may, and at the direction of the Required Lenders shall, exercise all rights and remedies with respect to the Collateral under the Loan Documents or otherwise available to it under the UCC and other applicable law, including the right to release, hold, sell, lease, liquidate, collect, realize upon, or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral.  All Agent’s rights and remedies shall be cumulative and not exclusive.

10.2 Collection; Foreclosure.  Upon the occurrence and during the continuance of any Event of Default, Agent may, and at the direction of the Required Lenders shall, at any time or from time to time, apply, collect, liquidate, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as Agent may elect.  Any such sale may be made either at public or private sale at its place of business or elsewhere.  Borrower agrees that any such public or private sale may occur upon ten (10) calendar days’ prior written notice to Borrower.  Upon the occurrence and during the continuance of any Event of Default, Agent may require Borrower to assemble the Collateral and make it available to Agent at a place designated by Agent that is reasonably convenient to Agent and Borrower.  The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be applied by Agent in the following order of priorities:

First, to Agent and Lender in an amount sufficient to pay in full Agent’s and Lender’s reasonable costs and professionals’ and advisors’ fees and expenses as described in Section 11.11;

Second, to Lender in an amount equal to the then unpaid amount of the Secured Obligations (including principal, interest, and default rate interest pursuant to Section 2.3), in such order and priority as Agent may choose in its sole discretion; and

Finally, after the full and final payment in Cash of all of the Secured Obligations (other than inchoate obligations), to any creditor holding a junior Lien on the Collateral, or to Borrower or its representatives or as a court of competent jurisdiction may direct.

Agent shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under the UCC.

10.3 No Waiver.  Agent shall be under no obligation to marshal any of the Collateral for the benefit of Borrower or any other Person, and Borrower expressly waives all rights, if any, to require Agent to marshal any Collateral.

10.4 Cumulative Remedies.  The rights, powers and remedies of Agent hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative.  The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of or election of remedies with respect to any other rights, powers and remedies of Agent.

SECTION 11. MISCELLANEOUS

11.1 Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

11.2 Notice.  Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication (including the delivery of Financial Statements) that is required, contemplated, or permitted under the Loan Documents or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the day of transmission by electronic mail or hand delivery or delivery by an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States of America mails, with proper first class postage prepaid, in each case addressed to the party to be notified as follows:

(a) If to Agent:

HERCULES CAPITAL, INC.
Legal Department
Attention:  Chief Legal Officer
400 Hamilton Avenue, Suite 310
Palo Alto, CA  94301
email: legal@herculestech.com
Telephone:  650-289-3060

(b) If to Lender:

HERCULES CAPITAL, INC.
Legal Department
Attention:  Chief Legal Officer
400 Hamilton Avenue, Suite 310
Palo Alto, CA  94301
email: legal@herculestech.com
Telephone:  650-289-3060

(c) If to Borrower:

VERASTEM, INC.

Attention: ~~Joseph Chiapponi~~Sean C. Flynn
117 Kendrick Street, Suite 500
Needham, MA 02494
email:  ~~jchiapponi~~sflynn@verastem.com
Telephone:  ~~(~~781~~) 292-4213~~-469-1669

or to such other address as each party may designate for itself by like notice.

11.3 Entire Agreement; Amendments.

(a) This Agreement and the other Loan Documents constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term sheets, non-disclosure or confidentiality agreements, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof (including Agent’s revised proposal letter dated December 2, 2016).

(b) Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.3(b).  The Required Lenders and Borrower party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Agent and the Borrower party to the relevant Loan Document may, from time to time, (i) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the ~~Lenders~~Lender or of the Borrower hereunder or thereunder or (ii) waive, on such terms and conditions as the Required Lenders or the Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (A) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any 2019 Term Loan Advance, reduce the stated rate of any interest or fee payable hereunder~~)~~ or extend the scheduled date of any payment thereof, in each case without the written consent of each Lender directly affected thereby; (B) eliminate or reduce the voting rights of any Lender under this Section 11.3(b) without the written consent of such Lender; (C) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release a Borrower from its obligations under the Loan Documents, in each case without the written consent of all Lenders; or (D) amend, modify or waive any provision of Section 11.17 without the written consent of the Agent.  Any such waiver and any such amendment, supplement or modification shall apply equally to each Lender and shall be binding upon Borrower, the Lender, the Agent and all future holders of the Loans.

11.4 No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

11.5 No Waiver.  The powers conferred upon Agent and Lender by this Agreement are solely to protect its rights hereunder and under the other Loan Documents and its interest in the Collateral and shall not impose any duty upon Agent or Lender to exercise any such powers.  No omission or delay by Agent or Lender at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by Borrower at any time designated, shall be a waiver of any such right or remedy to which Agent or Lender is entitled, nor shall it in any way affect the right of Agent or Lender to enforce such provisions thereafter.

11.6 Survival.  All agreements, representations and warranties contained in this Agreement and the other Loan Documents or in any document delivered pursuant hereto or thereto shall be for the benefit of Agent and Lender and shall survive the execution and delivery of this Agreement. ~~Sections~~Section 6.3 ~~and 8.1~~ shall survive the termination of this Agreement.

11.7 Successors and Assigns.

(a) The provisions of this Agreement and the other Loan Documents shall inure to the benefit of and be binding on Borrower and its permitted assigns (if any).  Borrower shall not assign its obligations under this Agreement or any of the other Loan Documents without Agent’s express prior written consent, and any such attempted assignment shall be void and of no effect.  Agent and Lender may assign, transfer, or endorse its rights hereunder and under the other Loan Documents without prior notice to Borrower, and all of such rights shall inure to the benefit of Agent’s and Lender’s successors and assigns; provided that as long as no Event of Default has occurred and is continuing, neither Agent nor any Lender may assign, transfer or endorse its rights hereunder or under the Loan Documents to any party that is a direct competitor of Borrower (as reasonably determined by Agent), it being acknowledged that in all cases, any transfer to an Affiliate of any Lender or Agent shall be allowed.

(b) The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain a copy of each assignment and assumption delivered to it and a register for the recordation of the names and addresses of the Lender, and the commitments of, and principal amounts (and stated interest) of ~~the Term Loans~~Advances owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Agent and the Lender shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of the Loan Documents.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

11.8 Governing Law.  This Agreement and the other Loan Documents have been negotiated and delivered to Agent and Lender in the State of California, and shall have been accepted by Agent and Lender in the State of California.  Payment to Agent and Lender by Borrower of the Secured Obligations is due in the State of California.  This Agreement and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

11.9 Consent to Jurisdiction and Venue.  All judicial proceedings (to the extent that the reference requirement of Section 11.10 is not applicable) arising in or under or related to this Agreement or any of the other Loan Documents may be brought in any state or federal court located in the State of California.  By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to nonexclusive personal jurisdiction in Santa Clara County, State of California; (b) waives any objection as to jurisdiction or venue in Santa Clara County, State of California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement or the other Loan Documents.  Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 11.2, and shall be deemed effective and received as set forth in Section 11.2.  Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

11.10 Mutual Waiver of Jury Trial / Judicial Reference.

(a) Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert Person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws.  EACH OF BORROWER, AGENT AND LENDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY BORROWER AGAINST AGENT, LENDER OR THEIR RESPECTIVE ASSIGNEE OR BY AGENT, LENDER OR THEIR RESPECTIVE ASSIGNEE AGAINST BORROWER.  This waiver extends to all such Claims, including Claims that involve Persons other than Agent, Borrower and Lender; Claims that arise out of or are in any way connected to the relationship among Borrower, Agent and Lender; and any Claims for damages, breach of contract, tort, specific performance, or any equitable or legal relief of any kind, arising out of this Agreement, any other Loan Document.

(b) If the waiver of jury trial set forth in Section 11.10(a) is ineffective or unenforceable, the parties agree that all Claims shall be resolved by reference to a private judge sitting without a jury, pursuant to Code of Civil Procedure Section 638, before a mutually acceptable referee or, if the parties cannot agree, a referee selected by the Presiding Judge of the Santa Clara County, California.  Such proceeding shall be conducted in Santa Clara County, California, with California rules of evidence and discovery applicable to such proceeding.

(c) In the event Claims are to be resolved by judicial reference, either party may seek from a court identified in Section 11.9, any prejudgment order, writ or other relief and have such prejudgment order, writ or other relief enforced to the fullest extent permitted by law notwithstanding that all Claims are otherwise subject to resolution by judicial reference.

11.11 Professional Fees.  Borrower promises to pay Agent’s and Lender’s reasonable and documented out-of-pocket fees and expenses necessary to finalize the loan documentation, including but not limited to reasonable attorneys’ fees, UCC searches, filing costs, and other miscellaneous expenses. In addition, Borrower promises to pay any and all reasonable attorneys’ and other professionals’ fees and expenses incurred by Agent and Lender after the Closing Date in connection with or related to:  (a) the Loan; (b) the administration, collection, or enforcement of the Loan; (c) the amendment or modification of the Loan Documents; (d) any waiver, consent, release, or termination under the Loan Documents; (e) the protection, preservation, audit, field exam, sale, lease, liquidation, or disposition of Collateral or the exercise of remedies with respect to the Collateral; (f) any legal, litigation, administrative, arbitration, or out of court proceeding in connection with or related to Borrower or the Collateral, and any appeal or review thereof; and (g) any bankruptcy, restructuring, reorganization, assignment for the benefit of creditors, workout, foreclosure, or other action related to Borrower, the Collateral, the Loan Documents, including representing Agent or Lender in any adversary proceeding or contested matter commenced or continued by or on behalf of Borrower’s estate, and any appeal or review thereof.

11.12 Confidentiality.  Agent and Lender acknowledge that certain items of Collateral and information provided to Agent and Lender by Borrower or any Subsidiary are confidential and proprietary information of Borrower or such Subsidiary, if and to the extent such information either (x) is marked as confidential by Borrower or any Subsidiary at the time of disclosure, or (y) should reasonably be understood to be confidential (the “Confidential Information”).  Accordingly, Agent and Lender agree that any Confidential Information it may obtain shall not be disclosed to any other Person or entity in any manner whatsoever, in whole or in part, without the prior written consent of Borrower, except that Agent and Lender may disclose any such information:  (a) to its own directors, officers, employees, accountants, counsel and other professional advisors and to its Affiliates if Agent or Lender in their sole but reasonable discretion determines that any such party should have access to such information in connection with such party’s responsibilities in connection with the Loan or this Agreement and, provided that such recipient of such Confidential Information either (i) agrees to be bound by the confidentiality provisions of this paragraph or (ii) is otherwise subject to confidentiality restrictions that reasonably protect against the disclosure of Confidential Information; (b) if such information is generally available to the public; (c) if required or appropriate in any report, statement or testimony submitted to any governmental authority having or claiming to have jurisdiction over Agent or Lender; (d) if required or appropriate in response to any summons or subpoena or in connection with any litigation, to the extent permitted or deemed advisable by Agent’s or Lender’s counsel; (e) to comply with any legal requirement or law applicable to Agent or Lender; (f) to the extent reasonably necessary in connection with the exercise of any right or remedy under any Loan Document, including Agent’s sale, lease, or other disposition of Collateral after an Event of Default; (g) to any participant or assignee of Agent or Lender or any prospective participant or assignee; provided, that such participant or assignee or prospective participant or assignee agrees in writing to be bound by this Section prior to disclosure; or (h) otherwise with the prior consent of Borrower; provided, that any disclosure made in violation of this Agreement shall not affect the obligations of Borrower or any of its Affiliates or any guarantor under this Agreement or the other Loan Documents.

11.13 Assignment of Rights.  Borrower acknowledges and understands that Agent or Lender may, subject to Section 11.7, sell and assign all or part of its interest hereunder and under the Loan Documents to any Person or entity (an “Assignee”).  After such assignment the term “Agent” or “Lender” as used in the Loan Documents shall mean and include such Assignee, and such Assignee shall be vested with all rights, powers and remedies of Agent and Lender hereunder with respect to the interest so assigned; but with respect to any such interest not so transferred, Agent and Lender shall retain all rights, powers and remedies hereby given.  No such assignment by Agent or Lender shall relieve Borrower of any of its obligations hereunder.  Lender agrees that in the event of any transfer by it of the Note(s)(if any), it will endorse thereon a notation as to the portion of the principal of the Note(s), which shall have been paid at the time of such transfer and as to the date to which interest shall have been last paid thereon.

11.14 Revival of Secured Obligations.  This Agreement and the Loan Documents shall remain in full force and effect and continue to be effective if any petition is filed by or against Borrower for liquidation or reorganization, if Borrower becomes insolvent or makes an assignment for the benefit of creditors, if a receiver or trustee is appointed for all or any significant part of Borrower’s assets, or if any payment or transfer of Collateral is recovered from Agent or Lender.  The Loan Documents and the Secured Obligations and Collateral security shall continue to be effective, or shall be revived or reinstated, as the case may be, if at any time payment and performance of the Secured Obligations or any transfer of Collateral to Agent, or any part thereof is rescinded, avoided or avoidable, reduced in amount, or must otherwise be restored or returned by, or is recovered from, Agent, Lender or by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment, performance, or transfer of Collateral had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, avoided, avoidable, restored, returned, or recovered, the Loan Documents and the Secured Obligations shall be deemed, without any further action or documentation, to have been revived and reinstated except to the extent of the full, final, and indefeasible payment to Agent or Lender in Cash.

11.15 Counterparts.  This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

11.16 No Third Party Beneficiaries.  No provisions of the Loan Documents are intended, nor will be interpreted, to provide or create any third-party beneficiary rights or any other rights of any kind in any Person other than Agent, Lender and Borrower unless specifically provided otherwise herein, and, except as otherwise so provided, all provisions of the Loan Documents will be personal and solely among Agent, the Lender and the Borrower.

11.17 Agency.

(a) Lender hereby irrevocably appoints Hercules Capital, Inc. to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

(b) Lender agrees to indemnify the Agent in its capacity as such (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so), according to its respective 2019 Term Commitment percentages (based upon the total outstanding 2019 Term Commitments) in effect on the date on which indemnification is sought under this Section 11.17, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

(c) Agent in Its Individual Capacity.  The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each such Person serving as Agent hereunder in its individual capacity.

(d) Exculpatory Provisions.  The Agent shall have no duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Agent shall not:

(i)	be subject to any fiduciary or other implied duties, regardless of whether any default or any Event of Default has occurred and is continuing;
(ii)

have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Lender, provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable law; and

(iii)

except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and the Agent shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by any Person serving as the Agent or any of its Affiliates in any capacity.

(a) The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Lender or as the Agent shall believe in good faith shall be necessary, under the circumstances or (ii) in the absence of its own gross negligence or willful misconduct.

(b) The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

(c) Reliance by Agent.  Agent may rely, and shall be fully protected in acting, or refraining to act, upon, any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document that it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties.  In the absence of its gross negligence or willful misconduct, Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to Agent and conforming to the requirements of the Loan Agreement or any of the other Loan Documents.  Agent may consult with counsel, and any opinion or legal advice of such counsel shall be full and complete authorization and protection in respect of any action taken, not taken or suffered by Agent hereunder or under any Loan Documents in accordance therewith.  Agent shall have the right at any time to seek instructions concerning the administration of the Collateral from any court of competent jurisdiction.  Agent shall not be under any obligation to exercise any of the rights or powers granted to Agent by this Agreement, the Loan Agreement and the other Loan Documents at the request or direction of Lenders unless Agent shall have been provided by Lender with adequate security and indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction.

3.18 Publicity.  None of the parties hereto nor any of its respective member businesses and Affiliates shall, without the other parties’ prior written consent (which shall not be unreasonably withheld or delayed), publicize or use (a) the other party's name (including a brief description of the relationship among the parties hereto), logo or hyperlink to such other parties’ web site, separately or together, in written and oral presentations, advertising, promotional and marketing materials, client lists, public relations materials or on its web site (together, the " Publicity Materials"); (b) the names of officers of such other parties in the Publicity Materials; and (c) such other parties’ name, trademarks, servicemarks in any news or press release concerning such party; provided however, notwithstanding anything to the contrary herein, no such consent shall be required (i) to the extent necessary to comply with the requests of any regulators, legal requirements or laws applicable to such party, pursuant to any listing agreement with any national securities exchange (so long as such party provides prior notice to the other party hereto to the extent reasonably practicable) and (ii) to comply with Section 11.12.

3.19 Further Transactions.  Borrower has notified Agent that after the Closing Date, Borrower may seek to enter into certain transactions pursuant to which Borrower would incur Indebtedness from time to time that is secured solely by stock pledge agreements (by Borrower or a SPE), royalties (or rights therein or related thereof), rights to payment under royalties, licenses and the proceeds thereof solely with respect to clinical assets (the “Proposed Future Royalty Backed Indebtedness Transactions”).  Borrower acknowledges that the consummation of any Proposed Further Royalty Back Indebtedness Transaction requires the prior written consent of Agent and Agent agrees to timely review any relevant term sheets and/or documentation relating to Proposed Future Royalty Backed Indebtedness Transactions.

(SIGNATURES TO FOLLOW)

IN WITNESS WHEREOF, Borrower, Agent and Lender have duly executed and delivered this Loan and Security Agreement as of the day and year first above written.

BORROWER:

VERASTEM, INC.

Signature:_______________________

Print Name:_______________________

Title:_______________________

Accepted in Palo Alto, California:

AGENT:

HERCULES CAPITAL, INC.

Signature:_______________________

Print Name:~~_______________________~~Jennifer Choe

Title:~~_______________________~~Assistant General Counsel

LENDER:

HERCULES CAPITAL, INC.

Signature:_______________________

Print Name:~~_______________________~~Jennifer Choe

Title:~~_______________________~~Assistant General Counsel

HERCULES CAPITAL FUNDING TRUST 2018-1

Signature:_______________________

Print Name:Jennifer Choe

Title:Assistant General Counsel

HERCULES CAPITAL FUNDING TRUST 2019-1

Signature:_______________________

Print Name:Jennifer Choe

Title:Assistant General Counsel

Table of Exhibits and Schedules

Exhibit A:Advance Request
Attachment to Advance Request

Exhibit B:Term Note

Exhibit C:Name, Locations, and Other Information for Borrower

Exhibit D:Borrower’s Patents, Trademarks, Copyrights and Licenses

Exhibit E:~~Borrower’s~~ Deposit Accounts and Investment Accounts

Exhibit F:Compliance Certificate

Exhibit G:Joinder Agreement

Exhibit H:ACH Debit Authorization Agreement

Schedule 1Subsidiaries
Schedule 1.1Commitments

Schedule 1AExisting Permitted Indebtedness
Schedule 1BExisting Permitted Investments
Schedule 1CExisting Permitted Liens
Schedule 5.3Consents, Etc.
Schedule 5.8Tax Matters
Schedule 5.9Intellectual Property Claims
Schedule 5.10Intellectual Property
Schedule 5.11Borrower Products
Schedule 5.14Capitalization

EXHIBIT A

ADVANCE REQUEST

To: Agent:Date:__________, 20[__]

Hercules Capital, Inc. (the “Agent”)
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301
email: legal@herculestech.com
Attn:

VERASTEM, INC. (“Borrower”) hereby requests from Hercules Capital, Inc. (“Lender”) an Advance in the amount of _____________________ Dollars ($________________) on ______________, _____ (the “Advance Date”) pursuant to the Loan and Security Agreement among Borrower, Agent and Lender (the “Agreement”). Capitalized words and other terms used but not otherwise defined herein are used with the same meanings as defined in the Agreement.

Please:

(a)Issue a check payable to Borrower________

or

(b)Wire Funds to Borrower’s account________ [IF FILED PUBLICLY, ACCOUNT INFO REDACTED FOR SECURITY PURPOSES]

Bank:                        _____________________________

Address:                    _____________________________
                                 _____________________________
ABA Number:          _____________________________
Account Number:     _____________________________
Account Name:        _____________________________

Contact Person:        _____________________________

Phone Number

To Verify Wire Info: _____________________________

Email address:           _____________________________

Borrower represents that the conditions precedent to the Advance set forth in the Agreement are satisfied, waived, or shall be satisfied upon the making of such Advance, including but not limited to:  (i) that no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing; (ii) that the representations and warranties set forth in the Agreement are and shall be true and correct in all material respects on and as of the Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date in which case they shall be true and correct in all material respects as of such date; (iii) that Borrower is in compliance with all the terms and provisions set forth in each Loan Document on its part to be observed or performed; and (iv) that as of the Advance Date, no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default under the Loan Documents.  Borrower understands and acknowledges that Agent has the right to review the financial information supporting this representation and, based upon such review in its sole but reasonable discretion, Lender may decline to fund the requested Advance.

Borrower hereby represents that Borrower’s corporate status and locations have not changed since the date of the Agreement or, if the Attachment to this Advance Request is completed, are as set forth in the Attachment to this Advance Request.

Borrower agrees to notify Agent promptly before the funding of the Loan if any of the matters which  have been represented above shall not be true and correct on the Borrowing Date and if Agent has received no such notice before the Advance Date then the statements set forth above shall be deemed to have been made and shall be deemed to be true and correct as of the Advance Date.

Executed as of [              ], 20[   ].

BORROWER: VERASTEM, INC.

SIGNATURE:________________________
TITLE:_____________________________
PRINT NAME:______________________

ATTACHMENT TO ADVANCE REQUEST

Dated: _______________________

Borrower hereby represents and warrants to Agent that Borrower’s current name and organizational status is as follows:

Name:Verastem, Inc.

Type of organization:Corporation

State of organization:Delaware

Organization file number:4853179

Borrower hereby represents and warrants to Agent that the street addresses, cities, states and postal codes of its current locations are as follows:

117 Kendrick Street, Suite 500, Needham, MA 02494

EXHIBIT B

[THE FOLLOWING LEGEND SHALL BE INCLUDED, IF APPLICABLE:

THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES.  THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND THIS LEGEND IS REQUIRED BY SECTION 1275(C) OF THE CODE.

HOLDERS MAY OBTAIN INFORMATION REGARDING THE AMOUNT OF OID, THE ISSUE PRICE, THE ISSUE DATE, AND THE YIELD TO MATURITY RELATING TO THE NOTES BY CONTACTING [NAME OR TITLE] [ADDRESS] [TELEPHONE NUMBER]

SECURED TERM PROMISSORY NOTE

$~~25,000,000~~35,000,000	Advance Date: ___ __, 20[ ]
Maturity Date: _____ ___, 20[ ]

FOR VALUE RECEIVED, VERASTEM, INC., a Delaware corporation, for itself and each of its Qualified Subsidiaries (the “Borrower”) hereby promises to pay to Hercules Capital, Inc., a Maryland corporation (or its registered assigns) (the “Lender”) at 400 Hamilton Avenue, Suite 310, Palo Alto, CA 94301 or such other place of payment as the registered holder of this Secured Term Promissory Note (this “Promissory Note”) may specify from time to time in writing, in lawful money of the United States of America, the principal amount of ~~Twenty~~Thirty-Five Million Dollars ($~~25,000,000~~35,000,000) or such other principal amount as Lender has advanced to Borrower, together with interest at a rate as set forth in Section ~~2.1~~2.1.1(c) of the Loan Agreement based upon a year consisting of 360 days, with interest computed daily based on the actual number of days in each month.

This Promissory Note is the Note referred to in, and is executed and delivered in connection with, that certain Loan and Security Agreement dated [              ], 2017, by and among Borrower, Hercules Capital, Inc., a Maryland corporation (the “Agent”) and the several banks and other financial institutions or entities from time to time party thereto as lender (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the “Loan Agreement”), and is entitled to the benefit and security of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), to which reference is made for a statement of all of the terms and conditions thereof.  All payments shall be made in accordance with the Loan Agreement.  All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein.  An Event of Default under the Loan Agreement shall constitute a default under this Promissory Note.

Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest under the UCC or any applicable law.   Borrower agrees to make all payments under this Promissory Note without setoff, recoupment or deduction and regardless of any counterclaim or defense.  This Promissory Note has been negotiated and delivered to Lender and is payable in the State of California.  This Promissory Note shall be governed by and construed and enforced in accordance with, the laws of the State of California, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

BORROWER FOR ITSELF AND
ON BEHALF OF ITS QUALIFIED SUBSIDIARIES:VERASTEM, INC.

SIGNATURE:
TITLE:

PRINT NAME:

EXHIBIT C

NAME, LOCATIONS, AND OTHER INFORMATION FOR BORROWER

1.  Borrower represents and warrants to Agent that Borrower’s current name and organizational status as of the Closing Date is as follows:

Name:Verastem, Inc.

Type of organization:Corporation

State of organization:Delaware

Organization file number:4853179

2.  Borrower represents and warrants to Agent that for five (5) years prior to the Closing Date, Borrower did not do business under any other name or organization or form except the following:

Name:~~None.~~Verastem Oncology (d/b/a)
Used during dates of:~~None~~April 11, 2018.
Type of Organization:None.
State of organization:None.
Organization file number: None.
Borrower’s fiscal year ends on December 31

Borrower’s federal employer tax identification number is: 27-3269467

      3.  Borrower represents and warrants to Agent that its chief executive office is located at 117 Kendrick Street, Suite 500, Needham, MA 02494.

EXHIBIT D

BORROWER’S PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES

[TO BE COPIED FROM PERFECTION CERTIFICATE]

EXHIBIT E

~~BORROWER’S~~ DEPOSIT ACCOUNTS AND INVESTMENT ACCOUNTS

Name of Account Owner	Institution Name and Address	Account Number	Balance in Account (as of ~~2~~4/~~28/17)~~22/19)	~~Name of Account Owner~~
Verastem, Inc.	Silicon Valley Bank 3003 Tasman Drive Santa Clara, CA 95054	3300743570	$~~2,000,0006.22~~1,977,556.50	~~Verastem, Inc.~~
Verastem, Inc.	Silicon Valley Bank 3003 Tasman Drive Santa Clara, CA 95054	~~600000190~~3302409051	$~~14,724,479.23~~1,622,243.06	~~Verastem, Inc.~~
Verastem, Inc.	Silicon Valley Bank 3003 Tasman Drive Santa Clara, CA 95054	~~3301042771~~600000190	$~~162,101.33~~36,219,760.52	~~Verastem, Inc.~~
Verastem, Inc.	Silicon Valley Bank 3003 Tasman Drive Santa Clara, CA 95054	3301042771	$241,499.38

Verastem, Inc.	State Street Bank and Trust 1200 Crown Colony Drive Quincy, MA 02169	DE4020	$~~70.89~~70.99	~~Verastem, Inc.~~
Verastem Securities Company	State Street Bank and Trust 1200 Crown Colony Drive Quincy, MA 02169	DE4021	$166,489,860.45

EXHIBIT F

COMPLIANCE CERTIFICATE

Hercules Capital, Inc. (as “Agent”)
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301

Reference is made to that certain Loan and Security Agreement dated [               ], 2017 and the Loan Documents (as defined therein) entered into in connection with such Loan and Security Agreement all as may be amended from time to time (hereinafter referred to collectively as the “Loan Agreement”) by and among VERASTEM, INC. (the “Company”) as Borrower, the several banks and other financial institutions or entities from time to time party thereto (collectively, the “Lender”) and Hercules Capital, Inc., as agent for the Lender (the “Agent”). All capitalized terms not defined herein shall have the same meaning as defined in the Loan Agreement.

The undersigned is an Officer of the Company, knowledgeable of all Company financial matters, and is authorized to provide certification of information regarding the Company; hereby certifies, in such capacity, that in accordance with the terms and conditions of the Loan Agreement, the Company is in compliance for the period ending ___________ of all covenants, conditions and terms and hereby reaffirms that all representations and warranties contained therein are true and correct in all material respects on and as of the date of this Compliance Certificate with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, after giving effect in all cases to any standard(s) of materiality contained in the Loan Agreement as to such representations and warranties.  Attached are the required documents supporting the above certification.  The undersigned further certifies that these are prepared consistent with past management practice (except for the absence of footnotes with respect to unaudited financial statement and subject to normal year end adjustments) and are consistent from one period to the next except as explained below.

REPORTING REQUIREMENT	REQUIRED	CHECK IF ATTACHED
Interim Financial Statements	Monthly within 30 days (commencing 3/31/17)
Interim Financial Statements	Quarterly within 45 days
Audited Financial Statements	FYE within 90 days

ACCOUNTS

~~Liquidity Covenant: Borrower shall at all times maintain in accounts of Borrower that are subject to an Account Control Agreement, unrestricted and unencumbered cash (other than as a result of the Loan Agreement) in an aggregate amount greater than or equal to the lesser of (a) one hundred twenty-five percent (125%) of the aggregate outstanding Advances and (b) one hundred percent (100%) of all cash of Borrower maintained in any accounts (other than Excluded Accounts).~~

~~125% of Advances: $___________________~~

~~Cash of Borrower maintained in Account Control Agreements: $_________________~~

~~All cash of Borrower: $______________________~~

~~Cash of Borrower in Excluded Accounts: $______________~~

~~Complies:  YesNo~~

The undersigned hereby also confirms the below disclosed accounts represent all depository accounts and securities accounts presently open in the name of each Borrower or Borrower Subsidiary/Affiliate, as applicable.

Have any depository or securities accounts been opened since the last Compliance Certificate?  YES/NO

Net Product Revenue Threshold (7.15(a)) At all times following the date on which Borrower has received 2019 Term Loan Advances in an aggregate amount of at least Forty Million Dollars ($40,000,000):

(A)net revenues received by Borrower from the commercial sales of COPIKTRA, net of revenue recognition from up-front payments associated with collaboration agreements between Borrower and one or more third parties (measured on a trailing six (6) month basis):

$__________________

(B)the amount of Net Product Revenue shown on Borrower’s most recent Board approved financial and business projections reasonably approved by Agent and the Lender (measured on a trailing six (6) month basis):

$__________________

(C)Line B multiplied by 0.6:$__________________

Is Line (A) greater than or equal to Line (C)?

_____ Yes (in compliance); _____ No (not in compliance)

If not in compliance: Borrower must attach evidence that Borrower is in compliance with the Liquidity Threshold.   ____ (check if attached)

Liquidity Threshold (7.15(b)):

(A)	Unrestricted Cash held by Borrower in accounts subject to an Account Control Agreement in favor of Agent: $___________________
(B)	outstanding Secured Obligations: $_________________ multiplied by 1.10 = $________________

Is (i) (A) greater than or equal to (B), or (ii) all Cash of Borrower and Qualified Subsidiaries (other than Cash in an Excluded Account) in accounts in the name of Borrower that are subject to an Account Control Agreement?

_____ Yes (in compliance); _____ No (not in compliance)

		Depository AC #	Financial Institution	Account Type (Depository / Securities)	Last Month Ending Account Balance	Purpose of Account
BORROWER Name/Address:
1
2
3
4
5
6
7

~~BORROWER SUSIDIARY / AFFILIATE COMPANY~~QUALIFIED SUBSIDIARY Name/Address
1
2
3
4
5
6

7

Very Truly Yours,

VERASTEM, INC.

By:____________________________

Name:   _____________________________

Its:____________________________

EXHIBIT G

FORM OF JOINDER AGREEMENT

This Joinder Agreement (the “Joinder Agreement”) is made and dated as of [          ], 20[  ], and is entered into by and between__________________., a ___________ corporation (“Subsidiary”), and HERCULES CAPITAL, INC., a Maryland corporation (as “Agent”).

RECITALS

A.  Subsidiary’s Affiliate, VERASTEM, INC., a Delaware corporation (“Company”) has entered into that certain Loan and Security Agreement dated [         ], 2017, with the several banks and other financial institutions or entities from time to time party thereto as lender (collectively, the “Lender”) and the Agent, as such agreement may be amended (the “Loan Agreement”), together with the other agreements executed and delivered in connection therewith;

B.  Subsidiary acknowledges and agrees that it will benefit both directly and indirectly from Company’s execution of the Loan Agreement and the other agreements executed and delivered in connection therewith;

AGREEMENT

NOW THEREFORE, Subsidiary and Agent agree as follows:

1.	The recitals set forth above are incorporated into and made part of this Joinder Agreement. Capitalized terms not defined herein shall have the meaning provided in the Loan Agreement.
2.

By signing this Joinder Agreement, Subsidiary shall be bound by the terms and conditions of the Loan Agreement the same as if it were the Borrower (as defined in the Loan Agreement) under the Loan Agreement, mutatis mutandis, provided however, that (a) with respect to (i) Section 5.1 of the Loan Agreement, Subsidiary represents that it is an entity duly organized, legally existing and in good standing under the laws of [        ], (b) neither Agent nor Lender shall have any duties, responsibilities or obligations to Subsidiary arising under or related to the Loan Agreement or the other Loan Documents, (c) that if Subsidiary is covered by Company’s insurance, Subsidiary shall not be required to maintain separate insurance or comply with the provisions of Sections 6.1 and 6.2 of the Loan Agreement, and (d) that as long as Company satisfies the requirements of Section 7.1 of the Loan Agreement, Subsidiary shall not have to provide Agent separate Financial Statements.  To the extent that Agent or Lender has any duties, responsibilities or obligations arising under or related to the Loan Agreement or the other Loan Documents, those duties, responsibilities or obligations shall flow only to Company and not to Subsidiary or any other Person or entity.  By way of example (and not an exclusive list): (i) Agent’s providing notice to Company in accordance with the Loan Agreement or as otherwise agreed among Company, Agent and Lender shall be deemed provided to Subsidiary; (ii) a Lender’s providing an Advance to Company shall be deemed an Advance to Subsidiary; and (iii) Subsidiary shall have no right to request an Advance or make any other demand on Lender.

3.

Subsidiary agrees not to certificate its equity securities without Agent’s prior written consent, which consent may be conditioned on the delivery of such equity securities to Agent in order to perfect Agent’s security interest in such equity securities.

4.

Subsidiary acknowledges that it benefits, both directly and indirectly, from the Loan Agreement, and hereby waives, for itself and on behalf on any and all successors in interest (including without limitation any assignee for the benefit of creditors, receiver, bankruptcy trustee or itself as debtor-in-possession under any bankruptcy proceeding) to the fullest extent provided by law, any and all claims, rights or defenses to the enforcement of this Joinder Agreement on the basis that (a) it failed to receive adequate consideration for the execution and delivery of this Joinder Agreement or (b) its obligations under this Joinder Agreement are avoidable as a fraudulent conveyance.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO JOINDER AGREEMENT]

SUBSIDIARY:

________________________________.

By:

Name:

Title:

Address:

Telephone: ___________

email: ____________

AGENT:

HERCULES CAPITAL, INC.

By:____________________________________
Name:__________________________________
Title: ___________________________________

Address:
400 Hamilton Ave., Suite 310
Palo Alto, CA 94301
email: legal@herculestech.com
Telephone:  650-289-3060

EXHIBIT H

ACH DEBIT AUTHORIZATION AGREEMENT

Hercules Capital, Inc.
400 Hamilton Avenue, Suite 310
Palo Alto, CA  94301

Re:  Loan and Security Agreement dated _______________ (the “Agreement”) by and among Verastem, Inc. (the “Borrower”), each of its Qualified Subsidiaries (as defined therein) the Lender (as defined therein) from time to time party thereto and Hercules Capital, Inc., as administrative agent and collateral agent for itself and the Lender (the “Agent”)

In connection with the above referenced Agreement, the Borrower hereby authorizes the Company to initiate debit entries for (i) the periodic payments due under the Agreement and (ii) out-of-pocket legal fees and costs incurred by Agent or Lender pursuant to Section 11.11 of the Agreement to the Borrower’s account indicated below.  The Borrower authorizes the depository institution named below to debit to such account.

[IF FILED PUBLICLY, ACCOUNT INFO REDACTED FOR SECURITY PURPOSES]

DEPOSITORY NAME	BRANCH
CITY	STATE AND ZIP CODE
TRANSIT/ABA NUMBER	ACCOUNT NUMBER

This authority will remain in full force and effect so long as any amounts are due under the Agreement.

VERASTEM, INC.
(Borrower)(Please Print)

By: _________________________________________

Date: ________________________________________

SCHEDULE 1.1

COMMITMENTS

TO BE COMPLETED

LENDER	TRANCHE	2019 TERM LOAN COMMITMENT
Hercules Capital Funding ~~II, LLC Hercules Funding II, LLC~~Trust 2018-1	2019 Term ~~Loan~~ A ~~Term~~ Loan ~~B~~	$~~2,500,000 $2,500,000~~10,000,000
Hercules Capital Funding ~~II, LLC~~Trust 2019-1	2019 Term A Loan ~~C~~	$~~5,000,000~~15,000,000
Hercules Capital, Inc.	2019 Term A Loan ~~D~~	$~~5,000,000~~10,000,000
Hercules Capital, Inc.	2019 Term B Loan ~~E~~	$~~10,000,000~~15,000,000
Hercules Capital, Inc.	2019 Term C Loan ~~F~~	$25,000,000
TOTAL COMMITMENTS		$~~50,000,000~~75,000,000

SCHEDULE 5.14

CAPITALIZATION

NAME	JURISDICTION
Verastem Securities Company	Massachusetts